Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of July 29, 2009

among

CIT GROUP INC.,

CERTAIN SUBSIDIARIES OF CIT GROUP INC.,

VARIOUS LENDERS,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

BARCLAYS CAPITAL

as Sole Lead Arranger, Sole Bookrunner and Syndication Agent

________________________________________________________

$3,000,000,000 Senior Secured Credit Facilities

________________________________________________________

TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND INTERPRETATION	2
1.1 Definitions	2
1.2 Accounting Terms	29
1.3 Interpretation, etc	30

SECTION 2. LOANS	30
2.1 Term Loans	30
2.2 Pro Rata Shares; Availability of Funds	31
2.3 Use of Proceeds	32
2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes	32
2.5 Interest on Loans	33
2.6 Conversion/Continuation	34
2.7 Default Interest	35
2.8 Fees; Initial Yield Payment	35
2.9 Voluntary Prepayments	36
2.10 Mandatory Prepayments/Commitment Reductions	36
2.11 Application of Prepayments/Reductions	37
2.12 General Provisions Regarding Payments	38
2.13 Ratable Sharing	39
2.14 Making or Maintaining LIBOR Rate Loans	40
2.15 Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans	42
2.16 Taxes; Withholding, etc	43
2.17 Obligation to Mitigate	46
2.18 Defaulting Lenders	46
2.19 Removal or Replacement of a Lender	47
2.20 Uncommitted New Term Loan Facility	48

SECTION 3. CONDITIONS PRECEDENT	51
3.1 Closing Date	51
3.2 Conditions to Each Credit Extension	53
3.3 Conditions to Amendment and Restatement	53

SECTION 4. REPRESENTATIONS AND WARRANTIES	54
4.1 Organization; Requisite Power and Authority; Qualification	54
4.2 Capital Stock and Ownership	54
4.3 Due Authorization	55
4.4 No Conflict	55
4.5 Governmental Consents	55
4.6 Binding Obligation	55
4.7 Historical Financial Statements	55
4.8 [Reserved]	56
4.9 No Material Adverse Change	56
4.10 No Restricted Junior Payments	56

4.11 Adverse Proceedings, etc	56
4.12 Payment of Taxes	56
4.13 Properties	56
4.14 Environmental Matters	57
4.15 No Defaults	57
4.16 Governmental Regulation	57
4.17 Margin Stock	58
4.18 Employee Matters	58
4.19 Employee Benefit Plans	58
4.20 Certain Fees	59
4.21 Solvency	59
4.22 Compliance with Statutes, etc	59
4.23 Disclosure	59
4.24 Terrorism Laws and FCPA	60
4.25 Insurance	60
4.26 Common Enterprise	60
4.27 Security Interest in Collateral	60
4.28 Intellectual Property	60
4.29 Permits, etc	61
4.30 Unencumbered Assets	61
4.31 Conversion of Intercompany Loans to Company	61

SECTION 5. AFFIRMATIVE COVENANTS	61
5.1 Financial Statements and Other Reports	61
5.2 Existence	66
5.3 Payment of Taxes and Claims	66
5.4 Maintenance of Properties	66
5.5 Insurance	66
5.6 Books and Records; Inspections	67
5.7 Lenders Meetings	67
5.8 Compliance with Laws	67
5.9 Environmental	68
5.10 Restricted Subsidiaries	70
5.11 [Intentionally Omitted]	71
5.12 [Intentionally Omitted]	71
5.13 Further Assurances	71
5.14 Miscellaneous Business Covenants	71
5.15 Use of Proceeds	72
5.16 Intermediate Holding Company	72
5.17 Approved Restructuring Plan	73
5.18 Ratings	73
5.19 Post Closing Matters	73

SECTION 6. NEGATIVE COVENANTS	73
6.1 Indebtedness	73
6.2 Liens	76
6.3 No Further Negative Pledges	79

6.4 Restricted Junior Payments	79
6.5 Restrictions on Restricted Subsidiary Distributions	80
6.6 Investments	80
6.7 Financial Covenants	81
6.8 Fundamental Changes; Disposition of Assets; Acquisitions	81
6.9 [Reserved]	84
6.10 Sales and Lease Backs	84
6.11 Transactions with Shareholders and Affiliates	84
6.12 Conduct of Business	85
6.13 Permitted Activities of Company	85
6.14 [Reserved].	85
6.15 [Reserved].	85
6.16 Fiscal Year	85
6.17 [Reserved].	85
6.18 Amendments to Organizational Documents	85
6.19 Prepayments of Certain Indebtedness and Payments with Proceeds of Loans or Collateral	85
6.20 Issuance of Disqualified Capital Stock	86

SECTION 7. GUARANTY	86
7.1 Guaranty of the Obligations	86
7.2 Contribution by Guarantors	86
7.3 Payment by Guarantors	87
7.4 Liability of Guarantors Absolute	87
7.5 Waivers by Guarantors	89
7.6 Guarantors’ Rights of Subrogation, Contribution, etc	90
7.7 Subordination of Other Obligations	91
7.8 Continuing Guaranty	91
7.9 Authority of Guarantors or Borrowers	91
7.10 Financial Condition of Borrowers	91
7.11 Bankruptcy, etc.	92
7.12 Discharge of Guaranty Upon Sale of Guarantor	92
7.13 Taxes	93

SECTION 8. EVENTS OF DEFAULT	93
8.1 Events of Default	93

SECTION 9. AGENTS	96
9.1 Appointment of Agents	96
9.2 Powers and Duties	96
9.3 General Immunity	97
9.4 Agents Entitled to Act as Lender	98
9.5 Lenders’ Representations, Warranties and Acknowledgment	98
9.6 Right to Indemnity	99
9.7 Successor Administrative Agent; Collateral Agent	99
9.8 Collateral Documents and Guaranty	102
9.9 Proofs of Claim	103

9.10 Arrangers	103
9.11 Lenders Steering Committee	103

SECTION 10. MISCELLANEOUS	105
10.1 Notices	105
10.2 Expenses	107
10.3 Indemnity	108
10.4 Set Off	109
10.5 Amendments and Waivers	109
10.6 Successors and Assigns; Participations	112
10.7 Special Purpose Funding Vehicles	115
10.8 Independence of Covenants	116
10.9 Survival of Representations, Warranties and Agreements	116
10.10 No Waiver; Remedies Cumulative	116
10.11 Marshalling; Payments Set Aside	117
10.12 Severability	117
10.13 Obligations Several; Independent Nature of Lenders’ Rights	117
10.14 Headings	117
10.15 APPLICABLE LAW	117
10.16 CONSENT TO JURISDICTION	118
10.17 WAIVER OF JURY TRIAL	118
10.18 Confidentiality	119
10.19 Usury Savings Clause	120
10.20 Counterparts	120
10.21 Effectiveness	120
10.22 Patriot Act	121
10.23 Disclosure	121
10.24 Appointment for Perfection	121
10.25 Electronic Execution of Assignments	121
10.26 No Fiduciary Duty	121
10.27 Lender Agreement to Tender	122
10.28 Entire Agreement	122
10.29 Borrower Representative	122
10.30 Amendment and Restatement	123

APPENDICES:	A	[Intentionally Omitted]
	B	Notice Addresses

SCHEDULES:	1.1	Post-Closing Collateral Procedures
	2.1	Borrower Amounts
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	6.8(m)	Sales of Assets and Acquisitions
	9.11	Lenders Steering Committee

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Regarding Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Collateral Agreement
	J	Joinder Agreement

v

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of July 29, 2009, is entered into by and among CIT GROUP INC., a Delaware corporation (“Company”),  CERTAIN SUBSIDIARIES OF CIT GROUP INC., the Lenders party hereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Administrative Agent”) and Collateral Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Collateral Agent”), and amends and restates in its entirety that certain Credit and Guaranty Agreement dated as of July 20, 2009 (the “Original Credit Agreement”), by and among the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such lenders thereunder.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to the Original Credit Agreement, the Lenders thereunder extended a term loan facility to Borrowers, in an aggregate amount equal to $2,000,000,000 (which may be increased to $3,000,000,000 under the circumstances set forth in Section 2.20), the proceeds of which shall be used for working capital and other general corporate purposes of Company and its subsidiaries;

WHEREAS, Borrowers have requested that the Lenders amend and restate the Original Credit Agreement; and

WHEREAS, Guarantors have agreed to continue to guarantee the obligations of Borrowers under the Original Credit Agreement and hereunder, and Subsidiary Guarantors have agreed to continue to secure their respective Obligations under the Original Credit Agreement and hereunder by amending, restating and reaffirming their First Priority Lien granted to Collateral Agent, for the benefit of Secured Parties, on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and all of the Non-Voting Capital Stock and sixty-five percent (65%) of the Voting Capital Stock of each of their respective Foreign Subsidiaries, and certain Foreign Subsidiaries have pledged all of the Non-Voting Stock and sixty-five percent (65%) of the Voting Capital Stock of certain Foreign Subsidiaries as specified in the Collateral Agreement or the applicable Foreign Law Pledge Agreement; provided that such pledge includes substantially all of the Capital Stock of CIT Aerospace International (Ireland) (“Aerospace”) and forty-nine percent (49%) of the Voting Capital Stock of CIT Group Finance (Ireland) (“CIT Ireland”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS AND INTERPRETATION

1.1           Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“23A Transaction” means any transfer or transfers of assets of Company or any Restricted Subsidiary to CIT Bank pursuant to waivers of Section 23A of the Federal Reserve Act.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (A) three percent (3%) per annum and (B) the rate per annum obtained by dividing (i) (a) the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate which appears on Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR 01 Page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m.  (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date as determined by Administrative Agent in accordance with its customary practices, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator whether pending or, to the best knowledge of Company or any of its Restricted Subsidiaries, threatened against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries.

“Aerospace” as defined in the recitals.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote five percent (5%) or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  Notwithstanding anything to the contrary herein, in no event shall any Agent or Lender, or any Person acquired or formed in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business Activities which is in an industry other than the business of Company and its Restricted Subsidiaries be considered an “Affiliate” of any Credit Party.

“Agent” means each of Administrative Agent, Collateral Agent and Syndication Agent.

“Agent Affiliates” has the meaning set forth in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.13.

“Aggregate Amounts Due Excess” as defined in Section 2.13.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, and any annexes, exhibits, and schedules to any of the foregoing, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Aircraft Purchase Contract” means (i) Airbus A320 Family and A350 Purchase Agreement, dated as of August 17, 2005, between AVSA S.A.R.L., as Seller, and C.I.T. Leasing Corporation, as Buyer, (ii) Airbus A330 Purchase Agreement, dated as of June 29, 2006, between Airbus, S.A.S., as Seller, and C.I.T. Leasing Corporation, as Buyer, (iii) Purchase Agreement Number 3128, dated as of September 15, 2006, between The Boeing Company and C.I.T. Leasing Corporation, relating to Boeing Model 787-8BK Aircraft, and (iv) Purchase Agreement Number 3172, dated as of December 7, 2006, between The Boeing Company and C.I.T. Leasing Corporation, relating to Boeing Model 737-7BK Aircraft, each such agreement as may be amended, restated, supplemented or otherwise modified from time to time, in a manner not inconsistent with this Agreement or the Collateral Agreement.

“Aircraft Mortgage” means any aircraft mortgage entered into in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and the Grantor or Owner-Trustee, as applicable, with respect to aircraft owned by a Grantor or an Owner-Trustee.

“Allocation Time” as defined in Section 2.20.

“Applicable Margin” means (i) with respect to Loans that are LIBOR Rate Loans, ten percent (10%) per annum; and (ii) with respect to Loans that are Base Rate Loans,  nine percent (9%) per annum.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans.  A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.1(b).

“Approved Restructuring Plan” means a document that includes “Restructuring Plan” in its title and contemplates restructuring the Credit Parties’ Indebtedness, as adopted by Company and approved by the Lenders Steering Committee as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Lenders Steering Committee and which plan may provide for debt exchanges, debt incurrences, asset sales, debt repayments, recapitalizations, restructurings, acquisitions, and 23A Transactions.

“Arranger” means Barclays Capital in its capacity as sole lead arranger and sole lead bookrunner.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, license, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Company’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of Company’s Restricted Subsidiaries, other than loans, leases, or goods (including, without limitation, equipment), in each case, held in the Ordinary Course of Business Activities for purposes of loaning or leasing which are sold or leased in the Ordinary Course of Business Activities.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Attributable Debt” means as of the date of determination thereof, without duplication, the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“August 2009 Notes” means Company’s floating rate senior notes due August 17, 2009.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer, in each case, whose signatures and incumbency have been certified to Administrative Agent.

“Bank Activities” means (i) 23A Transactions and (ii) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements or actions by Company or any Restricted Subsidiary in favor of CIT Bank required to be taken or which would be prudent to take in order to comply with all agreements now and hereafter entered into between any of Company or Restricted Subsidiary and CIT Bank, or CIT Bank and its regulators, and all laws, federal, state and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such governmental authorities, whether or not having the force of law, all arising from or relating to CIT Bank, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of  (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.5% and (iii) the Adjusted LIBOR Rate for a LIBOR Rate Loan with a one-month Interest Period commencing on such date plus 1.0%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and Lender.

“Borrower Representative” means Company.

“Borrowers” means Company and Subsidiary Borrowers (each, individually, a “Borrower”).

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Call Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from an acceleration or otherwise) other than as part of or following the consummation of an Approved Restructuring Plan, a premium payable on the amount so prepaid, repaid or reduced equal to the Prepayment Damages Adjuster Percentage of such amount.

“Call Premium Percentage” means 6.5% declining ratably on a monthly basis to zero during the period from the Closing Date to the date that is 18 months after the Closing Date.

“Call Premium Termination Date” means the earlier to occur of (i) the date on which the Term Loans are repaid as part of or following consummation of an Approved Restructuring Plan and (ii) 18 months after the Closing Date.

“Cape Town Filing” means, with respect to any aircraft, a filing under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) with respect to such aircraft.

“Capital Expenditures” means, for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person.

“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;  (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and (v) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, unless consented to by the Lenders Steering Committee (including pursuant to an Approved Restructuring Plan), (i) a Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; or (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Indebtedness in a principal amount in excess of $100,000,000 to which Company or any Restricted Subsidiary is a party.

“CIT Bank” means CIT Bank, a bank organized under the laws of the State of Utah, and its consolidated subsidiaries, collectively.

“CIT Ireland” as defined in the recitals.

“Closing Date” means July 20, 2009.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Unencumbered Assets” as defined in Section 4.30.

“Collateral” means, collectively, all of the property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Agreement” means the Collateral Agreement to be executed by each Credit Party other than Company substantially in the form of Exhibit I, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Collateral Agreement, each Control Agreement, each Aircraft Mortgage, each Foreign Law Pledge Agreement and all other instruments, documents and agreements delivered by any Credit Party (other than the Company) pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any property of that Credit Party (other than the Company) as security for the Obligations.

“Commitment” means any Term Loan Commitment.

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Continuing Eligibility Criteria” as defined in Section 9.11(c).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control Agreements” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, entered into with the bank or securities intermediary at which any Controlled Account is maintained by any Credit Party (other than the Company) as required under the terms of the Collateral Agreement.

“Controlled Account” as defined in Section 5.14(c).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, and all other certificates, documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making, conversion or continuation of a Loan.

“Credit Party” means each Person (other than any Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Borrowers and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrowers, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Default Rate” means any interest payable pursuant to Section 2.7.

“Defaulted Loan” as defined in Section 2.18.

“Defaulting Lender” as defined in Section 2.18.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time prior to the first anniversary of the Final Maturity Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to one year after the Final Maturity Date, (e) does not provide that any claims of any holder of such Capital Stock may have against Company or any other Credit Party (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner satisfactory to Administrative Agent, or (f) provides the holders of such Capital Stock thereof with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary date on which the Obligations have been irrevocably paid in full, unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, or (c) any other Person (other than a natural Person) approved by Administrative Agent; provided, neither Company nor any subsidiary or Affiliate of Company shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) public health and safety, protection of the environment or other environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Company or any of its subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such subsidiary and with respect to liabilities arising after such period for which Company or such subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section

4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability or potential liability therefor, or the receipt by Company, any of its subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Company, any of its subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” of a Person means any Tax imposed by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (other than a jurisdiction in which such Person is treated as doing business solely as a result of its entering into any Credit Document or its participation in the transactions governed thereby) on all or part of the net income, profits or gains of that Person (and/or, in the case of a Lender, its applicable lending office).

“Exit Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from acceleration or otherwise) occurring at any time, a premium payable on the amount so prepaid, repaid or reduced equal to 2.0% of such amount.

“Existing Credit Documents” as defined in Section 10.30.

“Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Term Loans of such Lender outstanding as of such date.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations on such day received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Act” means the Federal Reserve Act of 1913, as amended from time to time, and any successor statute.

“Fee Letter” means the Administrative Agent fee letter agreement dated July 20, 2009 between Company and Administrative Agent.

“Final Maturity Date” means January 20, 2012.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, treasurer or assistant treasurer or equivalent officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in conformity with GAAP applied on a consistent basis, subject, in the case of interim financial statements, to changes resulting from normal audit and year-end adjustments.

“Financial Plan” means the business plan of the Company and its subsidiaries most recently delivered pursuant to Section 5.1(a).

“First Priority” means, with respect to any Lien purported to be created in any Collateral, that (i) such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien, and (ii) such Lien is the most senior Lien on such Collateral other than (A) Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount and (B) in the case of Collateral consisting of aircraft, rail assets, or any other leased assets, any lease or sublease thereon not prohibited hereunder.

“First Priority Cape Town Filing” means, with respect to any aircraft, (i) a Cape Town Filing with respect to such aircraft has been made in favor of the Collateral Agent and is in full force and effect, (ii) no Cape Town Filing with respect to such aircraft is in full force and effect with priority over such Cape Town Filing (other than a Cape Town Filing of a lease or sublease of such aircraft), (iii) no Lien on such aircraft in favor of a third party has been created and perfected by or on behalf of the Company or any of its subsidiaries under the laws of the jurisdiction of registration of such aircraft (except any lease or sublease thereon that is not prohibited hereunder and Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount), (iv) such aircraft is subject to no other Lien other than a Permitted Lien and (v) the Collateral Agent’s Lien is the most senior Lien on such Collateral (except any lease or sublease thereon that is not prohibited hereunder and Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year.

“Foreign Grantor” has the meaning assigned to that term in the Collateral Agreement

“Foreign Law Pledge Agreement” as defined on Schedule 1.1.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.18.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign state or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” as defined in Section 10.7.

“Grantor” as defined in the Collateral Agreement.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; or (b) a liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantors” means Company and each Subsidiary Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Company and its subsidiaries, for the Fiscal Year ended December 31, 2008, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from January 1, 2009 to the Closing Date, unaudited financial statements of Company and its subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each quarterly period completed prior to forty-six (46) days before the Closing Date, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year end adjustments.

“Immaterial Subsidiary” means (A) any subsidiary that (i)(a) has assets with an aggregate fair market value less than $5,000,000, (b) has aggregate revenues less than $5,000,000 for the period of four consecutive Fiscal Quarters most recently ended, and (c) is not integral to the business or operations of Company and its subsidiaries (other than Immaterial Subsidiaries), and (ii) has no subsidiaries (other than Immaterial Subsidiaries), or (B) any subsidiary the Capital Stock of which was acquired in connection with the workout of assets in the conduct of Ordinary Course of Business Activities or as the proceeds of collateral securing a loan or other financing asset.

“Increased Amount Date” as defined in Section 2.20.

“Increased Cost Lender” as defined in Section 2.19.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vii) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including and any Rate Management Transaction, whether entered into for hedging or speculative purposes; (xii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital  Stock of such Person and (xiii) all

Attributable Debt of such Person.  Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter or proposal letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim against or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its subsidiaries.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Initial Eligibility Criteria” as defined in Section 9.11(b).

“Initial Term Lender” means Barclays Bank PLC.

“Initial Term Loan” as defined in Section 2.1(a).

“Initial Term Loan Commitment” means the commitment of an Initial Term Lender under the Original Credit Agreement to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Initial Term Lenders in the aggregate.  The aggregate amount of the Term Loan Commitments was $2,000,000,000 on the Closing Date before the funding of any Term Loans.

“Insolvent Lender” means a Lender which, or whose Parent Company, (i) is insolvent or generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, (iii) for whom a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed, or (iv) has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Institutional Allocation Confirmation” means an Institutional Allocation Confirmation in the form previously agreed with the Administrative Agent.

“Intermediate Holding Company” as defined in Section 5.16.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each month, commencing on the first such date to occur after the Closing Date; and (b) the Final Maturity Date; and (ii) any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan provided, that in the case of any Interest Period of longer than one (1) month “Interest Payment Date” shall also include each date that is one (1) month, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two, three or six months, as selected by a Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c), (d) and (e) of this proviso, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Loans shall extend beyond the Final Maturity Date; (d) no Interest Period that commences prior to the earlier of (i) the New Term Loan Outside Date and (ii) the Credit Date on which the New Term Loans are made (such earlier date, the “LIBOR Adjustment Date”) shall be longer than one-month; and (e) any Interest Period that commences prior to the LIBOR Adjustment Date that would otherwise end after the LIBOR Adjustment Date shall instead end on the LIBOR Adjustment Date (except that for purposes of determining the Adjusted LIBOR Rate,  such Interest Period shall be treated as if it were a one-month period).

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Control Event” means a material weakness in, or fraud that involves management of, Company, which fraud has a material effect on Company’s internal controls over financial and other reporting, in each case as described in the Securities Laws, whether or not Company is subject thereto.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person, of any Capital Stock of such Person; (iii) any direct or indirect loan, advance or capital contributions by Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business Activities; and (iv) any direct or indirect Guarantee of any obligations of any other Person.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“Joint Venture” means a joint venture, partnership or other similar arrangement, in each case with a Person or Persons who are not subsidiaries of the Company, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” means each Initial Term Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Lenders Steering Committee” as defined in Section 9.11.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means any Term Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets, or condition (financial or otherwise) of Company and its Restricted Subsidiaries taken as a whole; (ii) the ability of the Credit Parties as a whole to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the Collateral or Collateral Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, except to the extent Liens on Collateral are expressly not required to be maintained pursuant to this Agreement or any Collateral Document; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees or former employees of the Company any of its subsidiaries, or any of their respective ERISA Affiliates and at least one Person other than the Company, the subsidiaries, or the ERISA Affiliates or (ii) was so maintained and in respect of which the Company any of its subsidiaries, or any of their respective ERISA Affiliate could have liability under Section 4063 or 4064 of ERISA in the event such plan has been or were to be terminated.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to:  (i) the sum of Cash payments and Cash Equivalents received by Company or any other Credit Party from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Restricted Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds).

“New Term Loan” as defined in Section 2.20.

“New Term Loan Commitments” as defined in Section 2.20.

“New Term Loan Lender” as defined in Section 2.20.

“New Term Loan Outside Date” means the 45th day after the Closing Date.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” as defined in Section 2.16(e).

“Non-Voting Capital Stock” means, with respect to any issuer of Capital Stock, the Capital Stock of such issuer that is not Voting Capital Stock.

“Note” means a Term Loan Note or a New Term Loan Note substantially in the form of Exhibit B.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all liabilities and obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Obligee Guarantor” as defined in Section 7.7.

“Ordinary Course of Business Activities” means each of the following occurring in the ordinary course of business and consistent with reasonable and customary past practices of the Company and its Restricted Subsidiaries: (i) all activities conducted by Company and its Restricted Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: financing (whether debt or equity), asset management and servicing, factoring, trade accounts receivable purchasing, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing), sales, transfers or other dispositions of loans, leases or equipment held for purposes of loaning or leasing in the ordinary course of business, investment, advisory services, insurance products, vendor financing, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of loans, leases or factoring facilities, in each case in this clause (i), to third parties, (ii) any reasonable extension or evolution of the foregoing activities, (iii) any financings of the foregoing activities through securitizations, trusts, special purpose vehicles or other means, (iv) any related restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with restructuring activities, and (v) managing and operating businesses acquired through the exercise of remedies.  Notwithstanding anything to the contrary in this Agreement, the following transactions and dispositions are not within the scope of this definition of Ordinary Course of Business Activities and, in the case of clause (x), are not permitted under any provision of this Agreement other than Section 6.8(c): (x) any transfer or other disposition of any business line, unit or division to any Person that is not a Subsidiary Guarantor and (y) any other transfer or disposition of any assets (including, without limitation, Cash) to any subsidiary, whether a Restricted Subsidiary or not, other than (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary that is directly or indirectly owned by a Subsidiary Guarantor and (iii) to the extent permitted under Section 6.11, a subsidiary of a Subsidiary Guarantor that is not Wholly-Owned by a Subsidiary Guarantor.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement or limited liability company agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Collateral Agreement” means that certain Collateral Agreement, dated as of July 20, 2009, by and among each Credit Party other than Company and the Collateral Agent.

“Original Credit Agreement” as defined in the preamble hereto.

“Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, documentary, excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to or in connection with, any Credit Document.

“Owner-Trustee” means the owner trustee (not in its individual capacity but solely as trustee) of an owner trust, the property of which is beneficially owned by a Grantor in the furtherance of Ordinary Course of Business Activities.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” as defined in Section 10.6(g).

“Participant Register” as defined in Section 10.6(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Payment Premium” means, with respect to any prepayment or repayment of any Term Loans or Commitment reduction (whether mandatory or voluntary, and whether resulting from acceleration or otherwise) occurring (x) at any time prior to the Call Premium Termination Date, the sum of the Call Premium and the Exit Premium and (y) at any time thereafter, the Exit Premium.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Benefit Plan that is a “defined benefit plan” (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) other than a Multiemployer Plan.

“Permitted Acquisitions” means the acquisition of all or substantially all of the assets or equity interests of another Person or business line of a Person in the same or a substantially similar business as the Company and its Restricted Subsidiaries at the time.

“Permitted Exchange Indebtedness” means Permitted Refinancing Indebtedness that is issued in exchange for Indebtedness of Company pursuant to an Approved Restructuring Plan, which Indebtedness may be secured by Liens permitted pursuant to Section 6.2(s).

“Permitted Funding Indebtedness” means any (i) Indebtedness incurred in the Ordinary Course of Business Activities, the proceeds of which are used in the Ordinary Course of Business Activities, in each case consistent with past practice including, without limitation, customary lines of credit (revolving and term), asset swaps, factoring agreements, trade accounts receivable purchasing agreements, letters of credit facilities, purchase money financing, repurchase transactions or warehouse financings (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial assets), and (ii) any and all indemnification or guaranty obligations arising in connection with any of the foregoing activities.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing Indebtedness” means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be incurred by Company or any Restricted Subsidiary pursuant to the terms of this Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(a)           the Permitted Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the Final Maturity Date,

(b)           the Permitted Refinancing Indebtedness has a weighted average life to maturity that is equal to or greater than the remaining weighted average life to maturity of the Indebtedness being refunded, refinanced, renewed, replaced or extended,

(c)           such Permitted Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount) then outstanding plus all available commitments for funding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (iii) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness,

(d)           unless such Permitted Refinancing Indebtedness is Permitted Exchange Indebtedness, it is incurred only by the same Person or Persons (or their successor(s)) that initially incurred (including by Guarantee) the Indebtedness being refunded, refinanced, renewed, replaced or extended or by a Credit Party or another Restricted Subsidiary; and

(e)           if the Indebtedness is (i) unsecured, such Permitted Refinancing Indebtedness is either unsecured or secured by Liens permitted pursuant to Section 6.2(s), or (ii) subordinated to the Obligations, such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms at least as favorable to the Lenders as the Indebtedness being refinanced unless such Permitted Refinancing Indebtedness is Permitted Exchange Indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(p).

“Post-Closing Collateral Procedures” means the actions and procedures described on Schedule 1.1 hereto.

“Prepayment Damages Adjuster Percentage” means the sum of  (i) the Call Premium Percentage, plus (ii) any portion of the initial yield payment required under Section 2.8(a)(y) which is not received and retained by the Lenders (without offset or credit of any kind in favor of any Credit Party against any Obligation other than to make the initial yield payment) with respect to the amount of the repayment or prepayment for which the Call Premium is being determined, expressed as a percentage of the amount repaid or prepaid; plus (iii) any portion of the Exit Premium required under this Agreement which is not received and retained by the Lenders (without offset or credit of any kind in favor of any Credit Party against any Obligation other than the obligation to pay the Exit Premium) with respect to the amount of the payment or repayment for which the Call Premium is being determined, expressed as a percentage of the amount repaid or prepaid.

“Prepayment Date” as defined in Section 2.11(c).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent and any Lender, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub agent, as appropriate, as such Person may from time to time designate in writing to Company and each Lender.

“Pro Rata Share” means (i) with respect to funding and other matters relating to the Initial Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Commitment of that Lender, by (b) the aggregate Initial Term Loan Commitments of all Lenders; and (ii) with respect to funding and other matters relating to the New Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the New Term Loan Commitment of that Lender, by (b) the aggregate New Term Loan Commitments of all Lenders.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the Exposure of that Lender, by (B) an amount equal to the aggregate Exposure of all Lenders.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Credit Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Register” as defined in Section 2.4(b).

“Regulated Entity” means any entity directly regulated by a Governmental Authority, including CIT Bank and its subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses directly regulated by a Governmental Authority.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and the Exchange Act.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.19.

“Requisite Lenders” means one or more Lenders having or holding Exposure representing more than fifty percent (50%) of the Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding and (iv) any voluntary prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Restricted Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Notwithstanding the foregoing, the term Restricted Subsidiary shall not include (i) any Special Purpose Vehicle (whether bankruptcy remote or not), Regulated Entity, Joint Venture or Immaterial Subsidiary (provided that, for avoidance of doubt, if any Person, corporation, partnership, limited liability company, association or other business entity shall cease to be a Regulated Entity, Special Purpose Vehicle, Joint Venture, Immaterial Subsidiary or any trust of which an Owner-Trustee is the trustee that is not a Credit Party, then that Person, corporation, partnership, limited liability company, association or other business entity shall be a Restricted Subsidiary and the Credit Parties will take all actions to comply with Sections 5.10 and 5.13), or (ii) Care Investment Trust, Inc.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Secured Parties” has the meaning assigned to that term in the Collateral Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” as defined in Section 8-501 of the UCC, with a bank or like organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit G-2.

“Solvent” means that as of the date of determination, (a) the sum of the Credit Parties’ debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of the Credit Parties’ present assets; (b) the Credit Parties’ capital is not unreasonably small in relation to their business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Credit Parties do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” as defined in Section 10.7.

“Special Purpose Vehicle” means a limited purpose Person formed by Company or a subsidiary of Company in connection with its Ordinary Course of Business Activities.

“Steering Lender” as defined in Section 9.11(a).

“Subordinated Indebtedness” means any Indebtedness which is subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons

(whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Borrowers” means the Subsidiary Guarantors listed on Schedule 2.1.

“Subsidiary Guarantor” means each Wholly-Owned Domestic Subsidiary of Company.

“Syndication Agent” means Barclays Capital, together with its permitted successors in such capacity.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and any interest, penalties or additional amounts thereon.

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by an Agent, a Lender or Participant or any Tax Related Person of any of the foregoing.

“Tender Offer” means the tender offer for the August 2009 Notes the material terms and conditions of which are set forth in the Company’s Offer to Purchase dated July 20, 2009 (as may be amended, modified or supplemented from time to time); provided that such terms and conditions (and any material changes thereto) are approved by the Lenders Steering Committee.

“Tendering Party” as defined in Section 10.27.

“Term Loan” means any Initial Term Loan or any New Term Loan.

“Term Loan Commitment” means any Initial Term Loan Commitment or any New Term Loan Commitment.

“Terminated Lender” as defined in Section 2.19.

“Terrorism Laws”  means any of the following (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act (as it may be subsequently codified), (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

“Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

“U.S. Lender” as defined in Section 2.16(e).

“UCC” or “Uniform Commercial Code”  has the meaning assigned to such term in the Collateral Agreement.

“Unencumbered” means, with respect to any asset, that such asset is not, as of the Closing Date, subject to a Lien other than (i) Liens permitted under clause (b) through (e) of Section 6.2 that are immaterial in amount and (ii) in the case of Collateral consisting of aircraft, rail assets, or any other leased assets, any lease or sublease thereon not prohibited hereunder.

“Voting Capital Stock” means, as to any issuer of Capital Stock, the issued and outstanding shares of each class of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Waivable Prepayment” as defined in Section 2.11(c).

“Wholly-Owned” means, with respect to a subsidiary of a Person, a subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable foreign law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

1.2           Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or in the application thereof.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Company or Administrative Agent shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements requested by Administrative Agent (reconciling the computations of such financial ratios and requirements from the then-current GAAP computations to the computations under GAAP prior to such change) in connection therewith.  Financial statements and other information required to be delivered by Company to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3           Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

SECTION 2.	LOANS

2.1           Term Loans.

(a)         Loan Commitments.  Pursuant to the Original Credit Agreement, the Initial Term Lender made, on the Closing Date, term loans to the Borrowers in an aggregate amount equal to $2,000,000,000 (such term loans, the “Initial Term Loans”), which remains outstanding under this Agreement.  Such aggregate amount was allocated to each Borrower in accordance with the amounts listed on Schedule 2.1 for such Borrower, and the amount so allocated to a Borrower was lent directly by such Lender to such Borrower.  The Initial Term Loans were made on the Closing Date as Base Rate Loans.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  The Initial Term Lender’s Initial Term Loan Commitment terminated immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitments on the Closing Date.

(b)         Borrowing Mechanics for Term Loans.

(i)           Borrowers delivered to Administrative Agent a fully executed Funding Notice on the Closing Date with respect to Initial Term Loans made on the Closing Date.

(ii)           With respect to any New Term Loan Commitments entered into pursuant to Section 2.20, Borrowers shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a New Term Loan that is a LIBOR Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a New Term Loan that is a Base Rate Loan (which proposed Credit Date shall be not later than the New Term Loan Outside Date).  Except as otherwise provided herein, a Funding Notice for a New Term Loan that is a LIBOR Rate Loan shall be irrevocable when given, and Borrowers shall be bound to make a borrowing in accordance therewith.  Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.  Administrative Agent and Lenders may act without liability upon the basis of written, or telecopied notice believed by Administrative Agent in good faith to be from the Borrowers (or from any Authorized Officer thereof designated in writing purportedly from Borrowers to Administrative Agent), it being understood that no Lender nor Administrative Agent shall be obligated in any manner with respect to the funding of any Loan in the absence of the receipt by Administrative Agent of a completed and executed Funding Notice.  Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of a Borrower until Administrative Agent and such Lenders receive written notice to the contrary.  Administrative Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(iii)           Each Lender shall make its New Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to Administrative Agent by such Borrowers.

(c)         Final Maturity Date.  Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Final Maturity Date.

2.2           Pro Rata Shares; Availability of Funds.

(a)         Pro Rata Shares.  Any Loan requested on a Credit Date shall be made by the applicable Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b)         Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to

Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans.  Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

2.3           Use of Proceeds.  Subject to Section 6.19, the proceeds of the Term Loans shall be applied by Borrowers for working capital and general corporate purposes of Company and its Restricted Subsidiaries; but shall in no event be used to make or facilitate any Investment or Restricted Junior Payment not otherwise permitted hereunder.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4           Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)         Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrowers absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or any Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)         Register.  Administrative Agent (or its agent or sub-agent) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loan Commitments and Loans of each Lender from time to time (the “Register”) including the principal amount of the Loans and Commitments.  The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loan Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or Borrowers’ Obligations in respect of any Loan.  Borrowers hereby designate the entity serving as Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrowers hereby agree that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)         Notes.  If so requested by any Lender by written notice to a Borrower (with a copy to Administrative Agent), such Borrower promptly shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.

2.5           Interest on Loans.

(a)         Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)           if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)           if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)         The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by the applicable Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)         In connection with LIBOR Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time.  In the event a Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event the applicable Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m.  (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and the applicable Borrower and each Lender.

(d)         Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360 day year with respect to LIBOR Rate Loans and Base Rate Loans (other than as to clause (i) of the definition of Base Rate) or (solely as to clause (i) of the definition of Base Rate) a 365/366 day year with respect to Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)          Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided that, with respect to any voluntary prepayment of a Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.  Any interest on a Loan which is not paid when due shall, to the extent permitted by applicable law, bear interest at the same rate as is applicable to that Loan, and such interest on interest shall be payable in arrears at the same times as interest on that Loan and shall, if not paid when due, compound daily.

2.6           Conversion/Continuation.

(a)         Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing, the applicable Borrower shall have the option:

(i)           to convert at any time all or any part of any Term Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

(ii)           upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000  in excess of that amount as a LIBOR Rate Loan.

(b)         A Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7           Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand or, if no demand is made, at the time specified below, at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  To the extent no demand therefore has been previously made, such interest shall be payable in arrears at the same times as interest on each Loan and shall, if not paid when due, compound daily.  Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.8           Fees; Initial Yield Payment.

(a)         Borrowers agree to pay to Lenders having Term Loan Commitments (including New Term Loan Commitments) (x) an undrawn fee equal to (a) any unused portion of their respective Term Loan Commitments, times (b) one percent (1%) per annum, to be paid in accordance with Section 2.8(b); and (y) an initial yield payment equal to 5% of their respective Term Loan Commitments, to be paid pro rata at each time of funding with respect to the portion of such commitments related to such funding.  The parties acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(b)         All fees referred to in clause (x) of Section 2.8(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable monthly in arrears on the last day of each month during the applicable period, commencing on the first such date to occur after the Closing Date and on the date of funding of the applicable Commitments (including New Term Loan Commitments).  All fees referred to in Section 2.8(a) shall be earned as of the Closing Date, regardless of when paid.

(c)         In addition to any of the foregoing fees, Borrowers agree to pay to Agents all fees specified in the Fee Letter in the amounts and at the times specified therein.

2.9           Voluntary Prepayments.

(a)         Voluntary Prepayments.

(i)           Any time and from time to time:

(1)         with respect to Base Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and

(2)         with respect to LIBOR Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.14(c)), in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)           All such prepayments shall be made:

(1)         upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and

(2)         upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 12:00 p.m.  (New York City time) on the date required shall promptly transmit such original notice for Term Loans, by telecopy or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

2.10           Mandatory Prepayments/Commitment Reductions.

(a)         Asset Sales.  No later than the first Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds arising from any Asset Sale pursuant to clause (c), (n) or (p) of Section 6.8, Borrowers shall ratably prepay the Loans and permanently reduce any Term Loan Commitments then in effect (in accordance with the respective principal amounts then outstanding thereof) in an aggregate amount equal to 75% of such Net Asset Sale Proceeds, to be applied as specified in Section 2.11(b);

(b)         Prepayment Certificate.  Concurrently with any prepayment of the Loans pursuant to Section 2.10(a), Borrowers shall deliver to Administrative Agent a certificate of an Authorized Officer of any Borrower demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds.  In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer of such Borrower demonstrating the derivation of such excess.

2.11           Application of Prepayments/Reductions.

(a)         Application of Voluntary Prepayments of Loans.  Any voluntary prepayment of any Loan pursuant to Section 2.9 shall be applied, first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof, second, to the payment of the Payment Premium, if any, on any Loan, and third to repay outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b)         Application of Mandatory Prepayments.  Any mandatory prepayment of any Loan pursuant to Section 2.10 shall be applied as follows:

first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof;

second, to the payment of any accrued interest thereon at the Default Rate, if any;

third, to the payment of the Payment Premium, if any, on any Loan;

fourth, to the payment of any accrued interest (other than that calculated at the Default Rate and paid in clause “second” above); and

fifth, to ratably (i) prepay Loans and (ii) permanently reduce any Term Loan Commitments then in effect (in accordance with the respective principal amounts thereof).

(c)         Waiver of Certain Prepayments.  Anything contained herein to the contrary notwithstanding, in the event a Borrower is required to make any mandatory prepayment (a “Waivable Prepayment”), not less than three (3) Business Days prior to the date (the “Prepayment Date”) on which such Borrower is required to make such Waivable Prepayment, such Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to the applicable Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Prepayment Date (it being understood that any Lender which does not notify the applicable Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Prepayment Date, the applicable Borrower shall pay to Administrative Agent the amount of the Waivable Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders and (ii) to the extent of any excess, to Borrower for working capital and general corporate purposes.

(d)         Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans.  Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.14(c).

2.12       General Provisions Regarding Payments.

(a)         All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without, recoupment, setoff, counterclaim or other defense free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next Business Day.

(b)         All payments, distributions or other transfers in respect of the principal amount of any Loan (whether or not upon maturity, whether mandatory or optional, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid and any Payment Premium payable in connection therewith.

(c)         Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)         Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)         Subject to the proviso set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)         Borrowers hereby authorize Administrative Agent to charge Borrowers’ accounts with Administrative Agent or any of its Affiliates in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose.

(g)         Administrative Agent shall deem any payment by or on behalf of Borrowers hereunder that is not made in same day funds prior to 12:00 p.m.  (New York City time) to be a non conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day.  Interest shall continue to accrue on any principal as to which a non conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

(h)         If an Event of Default shall have occurred and be continuing, all payments or proceeds received by Agents hereunder in respect of any of the Obligations shall be applied first, to pay any costs and expenses then due Collateral Agent in connection with the foreclosure or realization upon, the disposal, storage, maintenance or otherwise dealing with any of, the Collateral or otherwise, and indemnities and other amounts then due to Collateral Agent under the Credit Documents until paid in full, second, to pay any costs, expenses, indemnities, fees or premiums then due to Administrative Agent under the Credit Documents until paid in full, third, ratably to pay any expenses or indemnities then due to any of the Lenders under the Credit Documents, until paid in full, fourth, ratably to pay interest due in respect of the Loans until paid in full, fifth, ratably to pay any Payment Premium then due to the Lenders under the Credit Documents until paid in full; sixth, ratably to pay the principal amount of all Loans then outstanding until paid in full, and seventh, to pay ratably any other Obligations then due and payable.

(i)         Payment Premium.  If a Borrower or Guarantor prepays or repays, or if there are any distributions or any other transfers on account of, all or any part of the principal balance of any Term Loan for any reason or at any time (whether or not upon maturity, whether mandatory or optional, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise), and/or any Commitment is reduced or terminated (other than the termination of any Term Loan Commitments on the Closing Date or on the date of the full funding of such Commitment), such Borrower shall pay the applicable Payment Premium to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment, repayment or reduction.

2.13           Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in any Credit Document, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater (such greater amount over such Lender’s Pro Rata Share of the Aggregate Amounts Due being referred to as the “Aggregate Amounts Due Excess”) than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such

Aggregate Amounts Due Excess shall (a) notify Administrative Agent and each other Lender of the receipt of such excess payment and (b) apply the excess portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such Aggregate Amounts Due Excess received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.14       Making or Maintaining LIBOR Rate Loans.

(a)         Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

(b)         Illegality or Impracticability of LIBOR Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Requisite

Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Borrowers shall pay accrued interest on the amount so converted and all amounts due under Section 2.14(c) in accordance with the terms thereof due to such conversion.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telecopy) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)         Compensation for Breakage or Non Commencement of Interest Periods.  Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to Lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers.

(d)         Booking of LIBOR Rate Loans.  Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)         Assumptions Concerning Funding of LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15      Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans.

(a)         Compensation For Increased Costs.  Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes of such Lender or any Tax that is the subject of Section 2.16) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)         Capital Adequacy Adjustment.  In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction.  Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.16      Taxes; Withholding, etc.

(a)         Payments to Be Free and Clear.  All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Indemnified Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b)         Withholding of Taxes.  If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable under any of the Credit Documents: (i) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it; (ii) Credit Parties shall pay any such Indemnified Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding, Administrative Agent or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the Closing Date other than as a result of a change of lending office (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction or withholding shall result in an increase in the rate of such deduction or withholding from that in effect at the Closing Date or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender, provided, further, that in the case of a Lender that becomes a Lender as a result of executing an Assignment Agreement or Joinder Agreement, the Borrowers shall not be required to pay additional amounts to such Lender to the extent such Taxes were, as of the effective date of such Assignment Agreement or Joinder Agreement, imposed at a rate that exceeds the rate in respect of those Taxes for which the assignor with respect to such Lender was entitled to any additional payments under this Section 2.16.

(c)         Other Taxes.  In addition, the Credit Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  The Credit Parties shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.  Notwithstanding the foregoing, the Borrowers shall not pay any Other Taxes imposed as a result of an assignment or the sale of a participation by a Lender.

(d)         Indemnification.  The Credit Parties shall jointly and severally indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and other Taxes paid or incurred by such Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Credit Document or any payment or transaction contemplated hereby or thereby, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.16; provided, however, that the Credit Parties shall not be required to indemnify the Agents, Lenders and Participants for (i) any Taxes that would be excluded from a gross-up under Section 2.16(b), (ii) in duplication of Taxes covered by Sections 2.16(b) or (c), or (iii) Taxes on consolidated net income, other than in the case of (A) any matters addressed in Section 2.16(c) and any indemnification therefor and (B) any payments of expenses and costs made pursuant to this Section 2.16(d), in which instances  such indemnification shall be made on an after-Tax basis, such that after all required deductions and payments of all Indemnified Taxes or Other Taxes (including Taxes on consolidated net income applicable to amounts covered by this Section 2.16(d)(iii)(A) or (B)), the Agents, the Lenders and each of their respective Tax Related Persons receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Indemnified Taxes and Other Taxes or expenses and costs.  A certificate from the relevant Lender or Agent, setting forth in reasonable detail the basis and calculation of such Taxes shall be conclusive, absent manifest error.

(e)         Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to Administrative Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents or is subject to deduction or withholding at a reduced rate, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code or a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate Regarding Non Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to the portfolio interest exemption.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Interval Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049 4(c) shall deliver to the Administrative Agent and the Company on or prior to the Closing Date (or if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of the Internal Revenue Service Form W-9 (or any successor form), properly completed that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise provide that it is entitled to such an exemption.  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, or a Certificate Regarding Non Bank Status and two original copies of Internal Revenue Service Form W 8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.  Borrowers shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.16(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the first sentence of this Section 2.16(e) that it is legally entitled to deliver; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(e) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.16(e) shall relieve Borrowers of their obligation to pay any additional amounts pursuant this Section 2.16 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.  Nothing in this Section 2.16 shall be construed to require a Lender, Agent or Participant to provide any forms or documentation that it is not legally entitled to provide.

2.17           Obligation to Mitigate. Each Lender  agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loan Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loan Commitments or Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrowers agree to pay all costs and expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by any Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18           Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall be applied to the Loans of other

Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); and (c) such Defaulting Lender’s Term Loan Commitment and outstanding Loans shall be excluded for purposes of calculating the Term Loan Commitment fee and any Payment Premium payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Term Loan Commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender’s Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender and any Payment Premium.  No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Borrowers of their obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18.  The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.19           Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may, at the request of the Requisite Lenders (and which, in the case of an Increased Cost Lender, only after receiving written request from the Borrowers to remove such Increased Cost Lender (which notice may not be given by Borrowers if any Default or Event of Default is then continuing)), by giving written notice to Borrowers and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8 (except in the case of a Defaulting Lender); (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Replacement Lender shall cure any existing Funding Default of the applicable Defaulting Lender.

2.20           Uncommitted New Term Loan Facility.

Company hereby exercises its right and obligation under the Original Credit Agreement to request the establishment of new term loan commitments (the “New Term Loan Commitments”) in accordance with this Section 2.20 in an amount equal to up to $1,000,000,000 in the aggregate for such New Term Loan Commitments.  Such New Term Loan Commitments shall be allocated in accordance with the penultimate paragraph of this Section 2.20 to Persons who have submitted firm written expressions of interest to the Company prior to the Allocation Time (defined below) and who are either Lenders prior to such time, Administrative Agent or other Persons that are Eligible Assignees who hold bond Indebtedness of Company (other than Loans) in a principal amount of not less than an amount to be determined by the Lenders Steering Committee (each, a “New Term Loan Lender”); provided that (x) such expressions of interest from any prospective New Term Loan Lender shall be non-binding unless and until a Joinder Agreement is signed by such prospective New Term Loan Lender as described below and (y) any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment.

By written notice to Administrative Agent and the Lenders Steering Committee, Company shall specify the date, which shall be not later than the New Term Loan Outside Date, on which Company proposes that the New Term Loan Commitments shall become binding and effective.

(a)         Increased Amount Date Conditions.  The New Term Loan Commitments shall become binding and effective on the date (the “Increased Amount Date”) that each of the following conditions has been satisfied or waived in accordance with Section 10.5:

(i)           each of the conditions set forth in Section 3.3 shall be satisfied or waived pursuant to Section 10.5;

(ii)           Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, substantially in the form delivered on the Closing Date, and the favorable written opinions of local counsel for Credit Parties in each jurisdiction in which any Credit Party is a registered organization under the UCC, each dated as of the Increased Amount Date and covering such matters as Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders);

(iii)           the Administrative Agent shall have received a certificate from the Company certifying that (x) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments; (y) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Increased Amount Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date); and (z) since the Closing Date, the Organizational Documents, signature and incumbency certificates and resolutions delivered pursuant to Section 3.1 of the Original Credit Agreement have not been amended, rescinded or otherwise supplemented or modified; and

(iv)           the Administrative Agent shall have received one or more Joinder Agreements (which in the aggregate shall be for an amount equal to the New Term Loan Commitments) by which New Term Loan Commitments shall be effected and each such Joinder Agreement shall be executed and delivered by Company, Administrative Agent and each New Term Loan Lender (and Company shall be obligated to execute such Joinder Agreements if the other parties thereto execute them), and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.16(e).

Upon satisfaction or waiver of such conditions, each New Term Loan Lender shall become a Lender hereunder with respect to its New Term Loan Commitment and the New Term Loans to be made by it pursuant thereto.

(b)         Credit Date Conditions.  The obligation of each New Term Loan Lender to make any New Term Loan on the applicable Credit Date (which Credit Date shall not be before August 3, 2009) is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before such Credit Date:

(i)           each of the conditions set forth in Sections 3.2 shall be satisfied as of such Credit Date;

(ii)           Company shall make any payments required pursuant to Sections 2.8 and 2.14(c) in connection with the New Term Loan Commitments; and

(iii)           each Borrower shall have delivered (x) a properly executed Funding Notice in accordance with Section 2.1(b), (y) an originally executed Closing Date Certificate, dated as of the applicable Credit Date, and (z) an officer’s certificate substantially in the form of the officer’s certificate delivered pursuant to Section 3.3(c), dated as of the applicable Credit Date; and

(iv)           If such New Term Loan Lender is Barclays Bank PLC, Barclays Bank PLC shall have accepted an Institutional Allocation Confirmation executed and delivered by each person identified to it by the Lenders Steering Committee as having been allocated New Term Loans pursuant to the penultimate paragraph of this Section 2.20, and each such person shall have provided written confirmation to Barclays Bank PLC that each of the Credit Documents is acceptable to it and such other matters as may be reasonably requested by Barclays Bank PLC or, alternatively, Barclays Bank PLC shall have received such other documentation that it, in its sole discretion, shall require.

On the date set forth in the applicable Funding Notice delivered by Company pursuant to Section 2.1(b) (which Company shall be obligated to deliver) on or following the Increased Amount Date and on or prior to the New Term Loan Outside Date, subject to the satisfaction of the conditions set forth in this Section 2.20(b), each New Term Loan Lender shall make a Loan to Company (a “New Term Loan”) in an amount equal to its New Term Loan Commitment.  If the condition precedent set forth in Section 2.20(b)(iv) above has not been satisfied, then Barclays Bank PLC shall fund only that portion of New Term Loan Commitments with respect to which such condition precedent is satisfied (which shall be that portion of its New Term Loan Commitments allocated to Persons who have executed and delivered such Institutional Allocation Confirmations and delivered such written confirmation).  If an Institutional Allocation Confirmation and written confirmation is later received from such Persons, then the Company may deliver a subsequent Funding Notice with respect to such New Term Loan Commitments, on any date not later than the New Term Loan Outside Date, and upon satisfaction of the conditions precedent set forth in clauses (i) and (ii) of Section 2.20(b) above, such additional New Term Loan Commitments shall be funded.

Administrative Agent shall notify Lenders promptly upon receipt of Company’s proposed notice of the Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders, as applicable, pursuant to the second paragraph of this Section 2.20.

The terms and provisions of the New Term Loans and New Term Loan Commitments shall be identical to the Initial Term Loans and Initial Term Loan Commitments, respectively, in all respects.  The Joinder Agreement may, without the consent of any other Lenders, effect such technical amendments or modifications to this Agreement and the other Credit Documents as may be necessary or appropriate, as mutually determined by Lenders Steering Committee and Administrative Agent, to effect the provision of this Section 2.20 (including the requirement that the terms and provisions of the New Term Loans and the Term Loan Commitments be identical to the Initial Term Loans and Initial Term Loan Commitments in all respects), without constituting an amendment, modification or waiver subject to the provisions of Section 10.5.

New Term Loan Commitments may be established only on one single occasion pursuant to this Section 2.20.  Company shall select a date and time for such occasion on or prior to the Increased Amount Date and notify Administrative Agent and Lenders Steering Committee of such date and time; provided that such date is a Business Day, such time shall be during normal business hours in New York City and shall otherwise be reasonably acceptable to

Administrative Agent and Lenders Steering Committee (the “Allocation Time”).  If at the Allocation Time the aggregate amount of prospective New Term Loan Commitments is in excess of $1,000,000,000, the New Term Loan Commitments shall be allocated by the Lenders Steering Committee among the prospective New Term Loan Lenders based on such factors as shall be determined by the Lenders Steering Committee in its sole discretion.

Each Lender’s New Term Loan Commitment shall terminate immediately and without further action on the earlier of (i) the applicable Credit Date after giving effect to the funding of such Commitments on such date and (ii) the close of business in New York City on the New Term Loan Outside Date.

SECTION 3.    CONDITIONS PRECEDENT

3.1          Closing Date. The obligation of the Initial Term Lender to make any Loan on the Closing Date was subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)         Credit Documents.  Administrative Agent shall have received a copy of each of the following Credit Documents originally executed and delivered by each applicable Credit Party for each Lender: (i) the Original Credit Agreement; (ii) Fee Letter; and (iii) the Original Collateral Agreement.

(b)         Organizational Documents; Incumbency.  Administrative Agent shall have received (i) copies of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c)         Governmental Authorizations and Consents.  Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect.

(d)         Personal Property Collateral.  Collateral Agent shall have received:

(i)           UCC financing statements for each Credit Party (other than Company) and share certificates of Capital Stock of all Domestic Subsidiaries except to the extent waived by the Requisite Lenders; and

(ii)           the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Subsidiary Guarantor in the jurisdictions satisfactory to Collateral Agent, together with copies of all such filings disclosed by such search, and UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens) except to the extent waived by the Requisite Lenders.

(e)        No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents or that could reasonably be expected to have a Material Adverse Effect.

(f)         [Intentionally Omitted].

(g)        Opinions of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, in the form of Exhibit D, and the favorable written opinions of local counsel for Credit Parties in each jurisdiction in which any Credit Party is a registered organization under the UCC, each dated as of the Closing Date and covering such matters as Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(h)        Fees.  Company shall have paid to Administrative Agent the fees payable on the Closing Date referred to in Section 2.8.

(i)         Solvency Certificate.  On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, demonstrating that after giving effect to the Credit Extensions to be made on the Closing Date, Company and its Restricted Subsidiaries are Solvent.

(j)         Closing Date Certificate.  Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(k)        [Intentionally Omitted].

(l)         [Intentionally Omitted].

(m)       Date of Closing.  The Closing Date shall occur on or before July 20, 2009.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2           Conditions to Each Credit Extension.

(a)         Conditions Precedent.  The obligation of each Lender to make any Credit Extension on any Credit Date, including the Closing Date (except as otherwise specified), are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)           Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii)           as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date);

(iii)           as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(iv)           Company shall have paid to Administrative Agent the fees payable on such Credit Date referred to in Section 2.8 and shall have paid to the Administrative Agent and each Steering Lender the outstanding fees and expenses of counsel and advisors referred to in Section 10.2.

Any Agent or any Steering Lender shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Steering Lender such request is warranted under the circumstances.

(b)         Notices.  Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.

3.3           Conditions to Amendment and Restatement.  This Agreement shall become effective upon the satisfaction or waiver in accordance with Section 10.5 of the following conditions precedent:

(a)          Credit Documents.  The Administrative Agent shall have received a copy of (i) this Agreement, originally executed and delivered by each Credit Party party to the Original Credit Agreement and each Lender, and (ii) an amended and restated Collateral Agreement, originally executed and delivered by each Credit Party party to the Original Collateral Agreement.

(b)         Opinions of Counsel.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, substantially in the form delivered on the Closing Date, and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(c)         Officer’s Certificate.  The Administrative Agent shall have received a certificate from the Company certifying that (x) no Default or Event of Default shall exist on the date of this Agreement; (y) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Agreement to the same extent as though made on and as of the date of the Original Credit Agreement (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date); and (z) since the Closing Date, the Organizational Documents, signature and incumbency certificates and resolutions delivered pursuant to Section 3.1 of the Original Credit Agreement have not been amended, rescinded or otherwise supplemented or modified.

(d)         Cash Management Certificate.  As of such date, the Company shall have provided a certificate to the Administrative Agent indicating its compliance with Section 5.14(e).

SECTION 4.    REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date, on the date hereof, on the Increased Amount Date and on the date any Loan is made, that the following statements are true and correct:

4.1           Organization; Requisite Power and Authority; Qualification.  Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrowers, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2           Capital Stock and Ownership. The Capital Stock of each of Company and its Restricted Subsidiaries (other than an Owner Trustee) has been duly authorized and validly issued and is fully paid and non-assessable.  Schedule 4.2 sets forth a true, complete and correct list as of the Closing Date of the legal name of Company and each of its material Restricted Subsidiaries and indicates for each such Person its ownership (by holder and percentage interest) and the type of entity of each of them.

4.3           Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto (except that any Owner-Trustee has not yet received instructions from the beneficiary of the owner trust).

4.4           No Conflict. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Restricted Subsidiaries, any of the Organizational Documents of Company or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Restricted Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral  Agent, on behalf of Secured Parties); (d) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5           Governmental Consents. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, (i) as of the Closing Date, or (ii) pursuant to Section 5.19.

4.6           Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

4.7           Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.  As of the Closing Date, neither Company nor any of its subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Restricted Subsidiaries taken as a whole.  Since the date of the audited Historical Financial Statements, no Internal Control Event has occurred.

4.8           [Reserved].

4.9           No Material Adverse Change.  Since the Closing Date, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10           No Restricted Junior Payments. Since March 31, 2009, neither Company nor any of its Restricted Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

4.11           Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Credit Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12           Payment of Taxes. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Company and its Restricted Subsidiaries required to be filed by any of them have been timely filed taking into account extensions, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.  Company knows of no material proposed tax assessment against Company or any of its Restricted Subsidiaries which is not being actively contested by Company or such Restricted Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13           Properties.  Each of Company and its Restricted Subsidiaries has (i) in the case of fee interests in real property, good, sufficient and legal title to, (ii) in the case of other owned real or personal property, good, sufficient and legal title or ownership of, and (iii) in the case of leasehold interests in real or personal property, valid leasehold interests and rights in, in each case, all of its properties and assets, including, without limitation, those reflected in its Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course of Business Activities or as otherwise permitted under Section 6.8.  All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except for Permitted Liens, all such properties and assets are free and clear of Liens.

4.14           Environmental Matters. Neither Company nor any of its subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.  § 9604) or any comparable state law.  There are and, to each of Company’s and its Restricted Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Restricted Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Company or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of Company’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.  Parts 260-270 or any state equivalent.  Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  No event or condition has occurred or is occurring with respect to Company or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15           No Defaults. Neither Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.16           Governmental Regulation. Neither Company nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither Company nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a

“principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17           Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.18           Employee Matters. Company, its Restricted Subsidiaries, and their respective employees, agents and representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act.  Neither Company nor any of its Restricted Subsidiaries has been or is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There has been and is (a) no unfair labor practice charge or complaint pending against Company or any of its Restricted Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against Company or any of its Restricted Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no labor dispute, strike, lockout, slowdown or work stoppage in existence or threatened against, involving or affecting Company or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (c) no labor union, labor organization, trade union, works council, or group of employees of Company or any of its Restricted Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority, and (d) to the best knowledge of Company, no union representation question existing with respect to any of the employees of Company or any of its Restricted Subsidiaries and, to the best knowledge of Company, no labor union organizing activity with respect to any employees of Company or any of its Restricted Subsidiaries that is taking place, except (with respect to any matter specified in clause (a), (b), (c), or (d) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.19           Employee Benefit Plans. Company, each of its subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or has an application pending for such qualification, and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status.  No liability to the PBGC (other than required premium payments) or the Internal Revenue Service has been or is expected to be incurred by Company, any of its subsidiaries or any of their ERISA Affiliates with respect to any Employee Benefit Plan.  No ERISA Event has occurred or is reasonably expected to occur.  Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, or otherwise funded entirely by the participants thereof, or accrued for on the financial statements of Company or its Restricted Subsidiaries, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its subsidiaries or any of their respective ERISA Affiliates.  The present value of the aggregate benefit liabilities under each Pension Plan subject to Title IV of ERISA sponsored, maintained or contributed to by Company, any of its subsidiaries or any of their ERISA Affiliates (determined as of the most recent valuation date on the basis of the actuarial assumptions specified for funding purposes pursuant to Section 430 of the Internal Revenue Code in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $10,000,000 in the aggregate.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans, is zero.  Company, each of its subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.20           Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.21           Solvency. The Credit Parties are and, upon the incurrence of any Credit Extension by such Credit Parties on any date on which this representation and warranty is made, will be, Solvent.

4.22           Compliance with Statutes, etc. Each of Company and its subsidiaries is in compliance with its organizational documents and all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Restricted Subsidiaries), except such non compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.23           Disclosure. No representation or warranty of any Credit Party contained in any Credit Document, none of the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2008 or any subsequent filings by Company with the Securities and Exchange Commission, and none of the reports, financial statements or other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  There are no agreements, instruments and corporate or other restrictions to which any Credit Party is subject and there are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.24           Terrorism Laws and FCPA. Each Credit Party is in compliance, in all material respects, with the Terrorism Laws.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.25           Insurance. The properties of Company and each of its Restricted Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as are customarily carried or maintained by Persons of established reputation of similar size and engaged in similar businesses and such insurance complies with the requirements of Section 5.5.

4.26           Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party.  Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Credit Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

4.27           Security Interest in Collateral. The provisions of this Agreement and the other Credit Documents create legal and valid Liens on all the Collateral in favor of Collateral Agent, for the benefit of Collateral Agent and the Lenders, and, to the extent required by the Post-Closing Collateral Procedures and the Collateral Documents, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Liens permitted under clauses (b) through (g), (i), (j), (l), (r), (v), (w), (x), (z) and (to the extent it relates to the foregoing) (aa) of Section 6.2.

4.28           Intellectual Property. Each Credit Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the operation of its business as currently conducted, and the use thereof by the Credit Parties and its Restricted Subsidiaries does not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any other Person, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.29           Permits, etc. Each Credit Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

4.30           Unencumbered Assets. The Unencumbered assets of the Subsidiary Guarantors and Subsidiary Borrowers represent 51.2% of the book value of the assets of Company and its Restricted Subsidiaries immediately prior to entering into this Agreement (the “Closing Date Unencumbered Assets”).  As of the date of this Agreement, the assets of the Subsidiary Guarantors and Subsidiary Borrowers and Aerospace represent 55.3% of the Closing Date Unencumbered Assets.  As of the date of this Agreement, the book value of the Closing Date Unencumbered Assets of the Subsidiary Guarantors and Subsidiary Borrowers is at least $16,200,000,000 and the book value of the Closing Date Unencumbered Assets of the Subsidiary Guarantors, Subsidiary Borrowers, and without duplication, the proportionate equity value of the stock of Aerospace, CIT Ireland, CIT Financial Ltd., CIT Vendor Finance (UK) Limited and CIT Financial (Alberta) ULC and the stock of other Subsidiary Guarantors is at least $31,900,000,000.  Upon satisfaction of the Post-Closing Collateral Procedures, the book value of aircraft registered in any jurisdiction outside of the United States subject to a First Priority Cape Town Filing, together with all other Collateral subject to a First Priority Lien, shall be at least $30,500,000,000.

4.31           Conversion of Intercompany Loans to Company.  On or before the Closing Date, all outstanding intercompany loans owed by a Subsidiary Guarantor to Company have been converted to equity.

SECTION 5.    AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

5.1           Financial Statements and Other Reports.

Unless otherwise provided below, Company will deliver to Administrative Agent and Lenders (which, in the case of the financial statements referred to in clauses (a) and (b) below, shall not be required to be delivered to the extent filed by Company with the Securities and Exchange Commission):

(a)         Quarterly Financial Statements.  As soon as available, and in any event within forty five (45) days (or such later date as Company files its quarterly reports pursuant to Rule 12b-25 under the Exchange Act) after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated balance sheets of Company and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b)         Annual Financial Statements.  As soon as available, and in any event within ninety (90) days (or such later date as Company files its annual reports pursuant to Rule 12b-25 under the Exchange Act) after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit (and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants, to the extent consistent with the internal policies thereof, stating (1) that their audit examination has included a review of the specific terms of the Credit Documents that relate to accounting matters that have been subjected to auditing procedures during the course of the audit, (2) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (3) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (4) if Company is then subject to Section 404 of the Sarbanes Oxley Act of 2002, an attestation report as to management’s report on Company’s internal control over financial reporting showing no Internal Control Event or Events;

(c)         Compliance Certificate.  Together with each delivery of financial statements of Company and its Restricted Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, which shall include information in reasonable detail demonstrating the calculation of the covenants set forth in Section 6.7;

(d)         Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(e)         Notice of Default.  Prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Restricted Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, or (iv) the occurrence of  any Internal Control Event which is required to be publicly disclosed of which any officer of Company or Company has knowledge which notice shall be accompanied by a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(f)         Notice of Litigation.  Prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or which arises  in respect of any material Indebtedness of Company or its Restricted Subsidiaries or alleges any criminal misconduct by any Credit Party together in each case with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(g)         ERISA.  (i) The occurrence of or forthcoming occurrence of any ERISA Event, a prompt written notice (but, in any event, within three (3) Business Days of Company becoming aware thereof) specifying the nature thereof, what action Company, any of its subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness (but, in any event, within three (3) Business Days of the authorized officer of Company becoming aware thereof), copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h)         Reserved.

(i)         Insurance Report.  As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Company and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;

(j)         Environmental Reports and Audits.  As soon as practicable (but, in any event, within three (3) Business Days) following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or which relate to any environmental liabilities of Company or its Restricted Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(k)         Information Regarding Collateral.  Company will furnish to Collateral Agent written notice (i) at least ten (10) days prior to the occurrence of any change in any Credit Party’s corporate name or (ii) at least thirty (30) days prior to any Credit Party’s identity or corporate structure.  Company agrees not to effect or permit any change referred to in the preceding sentence unless (x) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated by the Collateral Documents and the Post-Closing Collateral Procedures, and (y) such change is not disadvantageous in any material respect to the Lenders.  Company will furnish to Administrative Agent prompt written notice of any Lien (other than Permitted Liens) or claims made or asserted against any Collateral or interest therein.  Company also agrees promptly to notify Collateral Agent in writing if any material portion of the Collateral is lost, damaged or destroyed;

(l)         Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent an Officer’s Certificate certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, that will be required to be filed of record within 18 months following the date of such certificate in each appropriate office to the extent contemplated by the Collateral Documents to protect and perfect the security interests in the Collateral to the extent such perfection is required under the Collateral Documents and the Post-Closing Collateral Procedures or to maintain the effectiveness of any Cape Town Filing required to be made thereunder;

(m)         Violations of Terrorism Laws.  Promptly (i) if any Credit Party obtains knowledge that any Credit Party or any Person which owns, directly or indirectly, any Securities of any Credit Party, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is the subject of any of the Terrorism Laws, such Credit Party will notify Administrative Agent and (ii) upon the request of any Lender, such Credit Party will provide any information such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act;

(n)         Tax Returns.  If requested by Administrative Agent, as soon as practicable and in any event within fifteen (15) days following the later of the Administrative Agent’s request and the filing thereof, copies of each federal income tax return filed by or on behalf of any Credit Party;

(o)         Other Information.  (A) Promptly upon request of the Administrative Agent, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Restricted Subsidiary of Company to its security holders other than Company or another Restricted Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of Company or any of its Restricted Subsidiaries, (B) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Credit Party (other than any routine inquiry), (C) promptly upon receipt thereof, copies of all financial reports submitted to any Credit Party by its auditors in connection with any audit of the books thereof and (D) such other information and data with respect to Company or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent; and

(p)         Certification of Public Information.  Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Company, its Restricted Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Company has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such “public-side” Lenders.  Company agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of Company which is suitable to make available to “public-side” Lenders.  If Company has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Company, its Restricted Subsidiaries and their securities.

5.2           Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and governmental authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, except as prohibited by Section 6.8, no Credit Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or governmental authorizations, qualifications, franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3           Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in case of leased assets will contract with the applicable lessee to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and/or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim, and (c) in the case of leased assets, such contest proceedings are being conducted in accordance with terms set forth in the applicable lease.  No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Restricted Subsidiaries).

5.4           Maintenance of Properties. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in the case of leased assets will contract with the applicable lessee to, (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material assets used or useful in the business of Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

5.5           Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in each case in such amounts (giving effect to self insurance which comports with the requirements of this Section 5.5 and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses.  Company shall use commercially reasonable efforts to cause (and, with respect to policies of insurance carried by the Company and its Restricted Subsidiaries relating to aircraft not subject to a lease, shall cause by no later than August 13, 2009 (or such later date as agreed in writing by the Lenders Steering Committee)) each such policy of insurance carried by the Company and its Restricted Subsidiaries to: (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy and that no act or default of Company or any other Person shall affect the right of Collateral Agent to recover under such policy or policies in case of loss or damage.

5.6           Books and Records; Inspections. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of any Credit Party and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this provision the Credit Parties authorize such accountants to discuss with Administrative Agent and Lender and such representatives the affairs, finances and accounts of Company and its Restricted Subsidiaries.  The Credit Parties acknowledge that Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Credit Parties’ assets for internal use by Administrative Agent and the Lenders; provided that, in each case, the foregoing shall be subject to any confidentiality restrictions to which any Credit Party or its Subsidiaries are subject in the conduct of Ordinary Course of Business Activities.

5.7           Lenders Meetings. Company will, upon the request of Administrative Agent, the Lenders Steering Committee or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Quarter to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.8           Compliance with Laws. Each Credit Party will comply, and shall cause each of its subsidiaries to comply and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each Credit Party shall take all reasonable and necessary actions to ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall take all reasonable and necessary action to comply in all material respects with all Terrorism Laws with respect thereto.

5.9           Environmental.

(a)         Environmental Disclosure.  Company will deliver to Administrative Agent and Lenders:

(i)           as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any facility used for the operations of the Credit Parties or with respect to any Environmental Claims;

(ii)           promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any facility that could cause such facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)           as soon as practicable following the sending or receipt thereof by Company or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv)           prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Restricted Subsidiaries that could reasonably be expected to (A) expose Company or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Restricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Restricted Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)           with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)         Hazardous Materials Activities, etc.  Each Credit Party shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)         Right of Access and Inspection.  With respect to any event described in Section 5.9(a), or if an Event of Default has occurred and is continuing, or if Administrative Agent reasonably believes that Company or any Restricted Subsidiary has breached any representation, warranty or covenant related to environmental matters (including those contained in Sections 4.11, 4.14, 5.8 or 5.9):

(i)           Administrative Agent and its representatives shall have the right, but not the obligation or duty, to enter the facilities of the Company or any Restricted Subsidiary at reasonable times for the purposes of observing such facilities.  Such access shall include, at the reasonable request of Administrative Agent, access to relevant documents and employees of Company and its Restricted Subsidiaries and to their outside representatives, to the extent necessary to obtain necessary information related to the event at issue.  If an Event of Default has occurred and is continuing, the Credit Parties shall conduct such tests and investigations on such facilities or relevant portion thereof, as reasonably requested by Administrative Agent, including the preparation of such sampling or analysis as determined to be necessary under the circumstances by a qualified environmental engineer or consultant.  If an Event of Default has occurred and is continuing, and if a Credit Party does not undertake such tests and investigations in a reasonably timely manner following the request of Administrative Agent, Administrative Agent may hire an independent engineer, at the Credit Parties’ expense, to conduct such tests and investigations.  Administrative Agent will make all reasonable efforts to conduct any such tests and investigations so as to avoid interfering with the operation of the facility.

(ii)           Any observations, tests or investigations of the facilities by or on behalf of Administrative Agent shall be solely for the purpose of protecting the Lenders security interests and rights under the Credit Documents.  The exercise of Administrative Agent’s rights under this Subsection (c) shall not constitute a waiver of any default of any

Credit Party or impose any liability on Administrative Agent or any of the Lenders.  In no event will any observation, test or investigation by or on behalf of Administrative Agent be a representation that Hazardous Materials are or are not present in, on or under any of the facilities, or that there has been or will be compliance with any Environmental Law and Administrative Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto.  Neither any Credit Party nor any other party is entitled to rely on any observation, test or investigation by or on behalf of Administrative Agent.  Administrative Agent and the Lenders owe no duty of care to protect any Credit Party or any other party against, or to inform any Credit Party or any other party of, any Hazardous Materials or any other adverse condition affecting any of the facilities.  Administrative Agent may, in its sole discretion, disclose to the applicable Credit Party, or to any other party if so required by law, any report or findings made as a result of, or in connection with, its observations, tests or investigations.  If a request is made of Administrative Agent to disclose any such report or finding to any third party, then Administrative Agent shall endeavor to give the applicable Credit Party prior notice of such disclosure and afford such Credit Party the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Administrative Agent to give any such notice or afford such Credit Party the opportunity to object or defend against such disclosure shall not result in any liability to Administrative Agent.  Each Credit Party acknowledges that it may be obligated to notify relevant Governmental Authorities regarding the results of any observation, test or investigation disclosed to such Credit Party, and that such reporting requirements are site and fact-specific and are to be evaluated by such Credit Party without advice or assistance from Administrative Agent.

(d)         If counsel to Company or any of its Restricted Subsidiaries reasonably determines that provision to Administrative Agent of a document otherwise required to be provided pursuant to this Section 5.9 (or any other provision of this Agreement or any other Credit Document relating to environmental matters) would jeopardize an applicable attorney-client or work product privilege pertaining to such document, then Company or its Restricted Subsidiary shall not be obligated to deliver such document to Administrative Agent but shall provide Administrative Agent with a notice identifying the author and recipient of such document and generally describing the contents of the document.  Upon request of Administrative Agent, Company and its Restricted Subsidiaries shall take all reasonable steps necessary to provide Administrative Agent with the factual information contained in any such privileged document.

5.10           Restricted Subsidiaries. In the event that any Person becomes a Wholly-Owned Domestic Subsidiary of Company (including by such Person ceasing to be excluded from the definition of “Restricted Subsidiary”), Company shall (a) concurrently with such Person becoming a Wholly-Owned Domestic Subsidiary cause such Wholly-Owned Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Collateral Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(d), as well as duly executed Control Agreements covering any applicable Controlled Account.  In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by any Subsidiary Guarantor, Company shall cause such Subsidiary Guarantor to deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Subsidiary Guarantor to take, all of the actions referred to in Section 3.1(d)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Collateral Agreement in all of the Non-Voting Capital Stock and sixty five percent (65%) of the Voting Capital Stock of such Foreign Subsidiary.  With respect to each such Restricted Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Restricted Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Restricted Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

5.11           [Intentionally Omitted]

5.12           [Intentionally Omitted]

5.13           Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents (including the Post-Closing Collateral Procedures), including providing Lenders with any information reasonably requested pursuant to Section 10.22 (it being understood that, with respect to perfection on Collateral required pursuant to Post-Closing Collateral Procedures, the Credit Parties shall not be required to take any actions in addition to obligations arising under or contemplated by the Post-Closing Collateral Procedures).  In furtherance and not in limitation of the foregoing and in accordance with the obligations under the Collateral Documents, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by (i) substantially all of the assets of Subsidiary Guarantors (subject to the exclusions expressly set forth in the respective Credit Documents), including a pledge of all of the Capital Stock of each of the Subsidiary Guarantor’s respective Domestic Subsidiaries and all of the Non-Voting Capital Stock and sixty-five percent (65%) of the Voting Capital Stock of each of their respective first-tier Foreign Subsidiaries and (ii) a pledge by each of the Foreign Grantors of sixty-five percent (65%) of the Capital Stock in the Foreign Subsidiaries owned by such Foreign Grantor as set forth in Schedule 4 of the Collateral Agreement, provided that such pledge shall include all of the Capital Stock of Aerospace (other than one nominee share) and forty-nine percent (49%) of the Capital Stock of CIT Ireland.

5.14           Miscellaneous Business Covenants. Unless otherwise consented to by Agents and Requisite Lenders:

(a)         Non-Consolidation.  Company will and will cause each of its Restricted Subsidiaries (other than an Owner-Trustee) to:  (i)  maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; and (ii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

(b)         New Term Loan Proceeds.  Pending the consummation of the Tender Offer the proceeds of the New Term Loan will be deposited and maintained by each Borrower in Deposit Accounts at Barclays Bank PLC, and each such Deposit Account (other than Deposit Accounts of the Company) shall be subject to a Control Agreement in favor of the Collateral Agent to secure the Obligations.

(c)         Cash Management.  By no later than August 13, 2009 (or such later date as the Lenders Steering Committee may agree in writing), the Credit Parties will establish one or more Deposit Accounts and Securities Accounts (such accounts, together with the account referred to in Section 5.14(b), the “Controlled Accounts”) which will be owned by one or more Subsidiary Guarantors and subject to a Control Agreement in favor of the Collateral Agent to secure the Obligations; it being understood that the Subsidiary Guarantors may manage and make withdrawals from such accounts so long as no Default or Event of Default has occurred and is continuing.

(d)         Cash Hoarding.  Following the establishment of the Deposit Accounts and Securities Accounts in paragraph (c) above, (i) as of the close of business on any Business Day, the Company shall not have Cash and Cash Equivalents in an aggregate amount in excess of $500,000,000 on deposit collectively in its Deposit Accounts and Securities Accounts and (ii) in the event that, as of the close of business on any Business Day, the Company shall have Cash and Cash Equivalents on deposit collectively in any of its Deposit Accounts and Securities Accounts in an aggregate amount in excess of $500,000,000, the Company shall immediately transfer such excess amounts to an account referenced in clause (c).

(e)         Account with Collateral Agent.  Until each Credit Party has complied with Section 5.14(c), and notwithstanding any other provision of this Agreement, each Credit Party shall maintain the proceeds of the Term Loans in Cash or Cash Equivalents in Deposit Accounts or Securities Accounts, as applicable, with the Collateral Agent; provided that, subject to Section 5.14(b), the Borrowers may use such proceeds as permitted in Section 5.15, subject to Section 6.19.

5.15           Use of Proceeds.  Subject to Section 6.19, the proceeds of the Loans will be used only for working capital and other general corporate purposes of Company and its Restricted Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

5.16           Intermediate Holding Company. If requested by Lenders Steering Committee and to the extent not prohibited by the definitive documentation governing existing Indebtedness of Company as in effect on the date of this Agreement without giving effect to subsequent amendments or other modifications, Company will use commercially reasonable efforts to form a bankruptcy remote intermediate holding company reasonably satisfactory to Lenders Steering Committee (each an “Intermediate Holding Company”).

5.17           Approved Restructuring Plan. Company will use its best efforts (subject to the directors’ fiduciary duties and Lenders Steering Committee’s obligation to negotiate in good faith) to have an Approved Restructuring Plan (which shall not require the sale of any assets to one or more of the Lenders Steering Committee) acceptable to Company adopted by August 14, 2009 and shall comply with such plan in all material respects at all times thereafter.  Unless extended by the Lenders Steering Committee, Company shall adopt such an Approved Restructuring Plan by October 1, 2009 and shall comply with such plan at all times thereafter.

5.18           Ratings.  Company will use commercially reasonable efforts to have the Loans rated by at least one of Moody’s or S&P.

5.19           Post Closing Matters  (a)  No later than August 13, 2009 (or such later date specified on Schedule 1.1 or agreed to by Lenders Steering Committee in writing), each Credit Party owning Unencumbered assets of a type described on Schedule 1.1 hereto shall (i) deliver to the Collateral Agent a schedule identifying such assets and (ii) comply with the Post-Closing Collateral Procedures described on Schedule 1.1 with respect to such assets.  Company shall be deemed to be in compliance with this Section 5.19 upon receipt by the Collateral Agent of a certificate executed by a majority in number of the members of the Lenders Steering Committee indicating that the Lenders Steering Committee is reasonably satisfied that the Company has complied with its obligations under this Section 5.19 or that the Lenders Steering Committee has waived such compliance; provided, the Lenders Steering Committee shall not be obligated to deliver such certificate upon the Company’s compliance with this Section 5.19 and the Company shall not be in breach of this Section 5.19 if such certification is not delivered, so long as the Company has in fact complied with its obligations under this Section 5.19.

(b) In the event that any Credit Party acquires any Unencumbered assets of a type described in Schedule 1.1 hereto subsequent to the delivery of the schedules described in clause (a) above, then in such event, each Credit Party shall promptly, and in any event within twenty (20) days (or such longer period as the Administrative Agent may agree, acting with the consent of the Lenders Steering Committee) of the date of acquisition of such assets, (i) deliver to the Collateral Agent a revised schedule identifying such after-acquired assets, (ii) comply with the Post Closing Collateral Procedures described on Schedule 1.1 with respect to such type of after-acquired assets and (iii) deliver a certificate of such Credit Party certifying that the Credit Parties have complied with the Post Closing Collateral Procedures described on Schedule 1.1 and such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

SECTION 6.    NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

6.1           Indebtedness.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)         the Obligations;

(b)         [Reserved];

(c)         Indebtedness among Company and its Restricted Subsidiaries arising in the Ordinary Course of Business Activities;

(d)         Indebtedness incurred by Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with any transactions permitted by this Agreement including, without limitation, Permitted Acquisitions;

(e)         Indebtedness which may be deemed to exist pursuant to any guaranties of obligations other than Indebtedness, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business Activities;

(f)         Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary Deposit Accounts maintained by a Credit Party or any Restricted Subsidiary as part of its ordinary cash management program;

(g)         performance guaranties in the Ordinary Course of Business Activities of the obligations (other than Indebtedness) of suppliers, customers, franchisees and licensees of Company and its Restricted Subsidiaries;

(h)         guaranties (i) by any Credit Party of Indebtedness of another Credit Party (other than guaranties by any Subsidiary Guarantor of Indebtedness of Company) or guaranties by a Restricted Subsidiary of Company of Indebtedness of any Credit Party (other than guaranties by any Restricted Subsidiary of Indebtedness of Company) with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1 and (ii) guaranties of Permitted Exchange Indebtedness by any Credit Party;

(i)         Indebtedness existing on the Closing Date (other than lines of credit of the Company and Indebtedness permitted pursuant to Section 6.1(s));

(j)         Indebtedness of Company or any of its Restricted Subsidiaries under Rate Management Transactions entered into in the Ordinary Course of Business Activities and not for speculative purposes;

(k)         purchase money Indebtedness of Company or any of its Restricted Subsidiaries; provided, that (x) in the case of any such Indebtedness from aircraft financing, such Indebtedness (1) may be incurred at the time of purchase or within sixty (60) days thereafter, (2)  shall be secured solely by the applicable aircraft and intangible contract rights and proceeds directly related thereto and (3) shall constitute not more than ninety-five percent (95%) of the aggregate consideration paid with respect to such asset; and (y) any other Indebtedness under this clause (k) (A) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (B) shall constitute not more than ninety-five  percent (95%) of the aggregate consideration paid with respect to such asset;

(l)         (i) Permitted Funding Indebtedness incurred to finance the purchase of aircraft pursuant to existing facilities with ECA in effect as of the Closing Date, which shall not exceed $100,000,000 for any individual transaction and (ii) Permitted Funding Indebtedness not to exceed $100,000,000 in any individual transaction or any series of related transactions;

(m)         Permitted Refinancing Indebtedness of Indebtedness described in clause (a), (i) or (k) (including subsequent refinancings of the foregoing that constitute Permitted Refinancing Indebtedness); provided, any such Indebtedness, to the extent secured, shall not be secured by any collateral other than collateral that secured the Indebtedness being refinanced;

(n)         Indebtedness incurred or assumed in connection with or related to Bank Activities; provided that (i) prior to adoption of the Approved Restructuring Plan, Indebtedness may be incurred in connection with Bank Activities only with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Indebtedness may only be incurred in connection with Bank Activities only in accordance with the Approved Restructuring Plan, and (iii) after consummation of the Approved Restructuring Plan, Indebtedness may only be incurred in connection with Bank Activities if no Event of Default shall have occurred or shall occur after giving pro forma effect to such Indebtedness, in each of the foregoing clauses (i), (ii) and (iii), to the extent such Indebtedness shall not exceed $10,000,000 for any individual transaction or series of related transactions and an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement;

(o)         limited guaranties of obligations of financing subsidiaries that are Special Purpose Entities in connection with securitization and like transactions related to Ordinary Course of Business Activities (including, to the extent applicable, guaranties consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Company or any Subsidiary Guarantor to the applicable financing Restricted Subsidiary);

(p)         guaranties by any Restricted Subsidiary that is not a Credit Party (other than Aerospace) of Indebtedness of another Restricted Subsidiary that is not a Credit Party;

(q)         guaranties by Aerospace of Indebtedness for financing of newly acquired aircraft assets;

(r)         guaranties by Company or any Restricted Subsidiary (other than a Subsidiary Guarantor) of Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred for working capital purposes in the Ordinary Course of Business Activities;

(s)         customary unsecured lines of credit (revolving and term) entered into in the Ordinary Course of Business Activities, in existence on the Closing Date and outstanding thereunder at any time thereafter in an aggregate amount not to exceed $3,200,000,000 for the Company and $800,000,000 in the aggregate for Foreign Subsidiaries;

(t)         other unsecured Indebtedness of Company and its Foreign Subsidiaries incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed at any time $250,000,000; and

(u)         obligations of Restricted Subsidiaries to pay the deferred purchase price of receivables acquired in the trade finance business in connection with the Ordinary Course of Business Activities having a term of less than twelve (12) months.

6.2           Liens.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable and any Security) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)         Liens granted pursuant to any Credit Document in favor of Collateral Agent for the benefit of Secured Parties to secure the Obligations;

(b)         Liens for Taxes (i) for amounts not yet overdue, or (ii) for amounts that are overdue if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c)         statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)         Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or deposits made to secure liability to insurance carriers;

(e)         easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries;

(f)         any interest or title of a lessor or sublessor under any lease of real or personal property permitted hereunder;

(g)         Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder;

(h)         purported Liens evidenced by the filing of precautionary UCC financing statements relating to transactions entered into in the Ordinary Course of Business Activities;

(i)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)         any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)         licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in connection with Ordinary Course of Business Activities and that do not interfere with Ordinary Course of Business Activities of such Person;

(l)         Liens existing on the Closing Date (and, in the case of property that replaces property existing on the Closing Date, the equivalent Lien on such replacement property to the extent the applicable collateral agreements as in effect on the Closing Date require Liens on such replacement property);

(m)         Liens constituting reasonable and customary deposits with derivatives counterparties as may be required pursuant to customary derivatives contracts in connection with Indebtedness permitted pursuant to Section 6.1(j), including deposits made to Goldman Sachs International pursuant to the Confirmation, Credit Support Annex and ISDA Schedule, each dated June 6, 2008 and as in effect as of the Closing Date, between CIT Financial Ltd. and Goldman Sachs International evidencing a $3,000,000,000 securities based financing facility (incorporated by reference to Exhibit 10.34 to Form 10-Q filed November 10, 2008);

(n)         Liens securing Indebtedness permitted pursuant to Section 6.1(k) so long as any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and any intangible contract rights and proceeds directly related thereto;

(o)         Liens created, incurred, assumed or permitted to exist in connection with or related to Bank Activities; provided that (i) prior to adoption of the Approved Restructuring Plan, Liens may be incurred, assumed or permitted to exist in connection with or related to Bank Activities only with the consent of a majority in number of the members of the Lenders Steering Committee, and (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Liens may only be incurred, assumed or permitted to exist in connection with or related to Bank Activities only in accordance with the Approved Restructuring Plan, in each of the foregoing clauses (i) and (ii), to the extent such Liens secure Indebtedness or obligations in excess of $10,000,000 for any individual transaction or series of related transactions and an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement;

(p)         Liens securing Indebtedness permitted pursuant to Section 6.1(l); provided, any such Lien shall encumber only the assets financed with the proceeds of such Indebtedness and any intangible contract rights and proceeds directly related thereto;

(q)         Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness and other obligations of such Restricted Subsidiary incurred in compliance with this Agreement;

(r)         Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business Activities of Company and or any of its Restricted Subsidiaries, (C) relating to purchase orders and other agreements entered into with customers of Company or any of its Restricted Subsidiaries in the Ordinary Course of Business Activities, or (D) relating to Ordinary Course of Business Activities with a syndicate member or participant in a loan transaction, and (ii) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (A) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business Activities, and (B) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s)         Liens on Collateral securing Permitted Exchange Indebtedness incurred to refinance Indebtedness existing as of the Closing Date of Company or any Restricted Subsidiary, provided that such Liens are subordinated to Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Lenders Steering Committee, it being understood and agreed that such intercreditor agreement shall provide for, among other things, a permanent standstill period and shall impose on the junior creditors such other restrictions as are typically contained in similar documents containing permanent standstill provisions;

(t)         Liens in favor of Company or any Restricted Subsidiary; provided no Credit Party shall grant a Lien in favor of Company or a Restricted Subsidiary that is not a Credit Party under this clause (t);

(u)         Liens existing on assets or property at the time acquired in connection with a workout or as the proceeds of collateral securing a loan or other financing asset, in each case, in the Ordinary Course of Business Activities;

(v)         Liens on the assets of Company and its subsidiaries in favor of CIT Bank to secure obligations of the Company or any subsidiary to CIT Bank existing on the Closing Date other than those permitted under Section 6.2(l); provided, the aggregate amount of the value of such assets shall not exceed $100,000,000, measured in the case of each asset at the time such Liens is created and without giving effect to any reduction in the value of the asset subject to the Lien;

(w)         Liens on Cash or Cash Equivalents on an aggregate amount not to exceed $300,000,000 of any Restricted Subsidiary securing Indebtedness in an amount not to exceed $750,000,000 of Company and any Restricted Subsidiary incurred under that certain 5-

Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, among Company, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Barclays Bank PLC, as syndication agent, Bank of America, N.A. and Citibank, N.A. as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, and the several banks and other financial institutions as lenders thereto (as in effect as of the Closing Date);

(x)         Liens on Cash or Cash Equivalents securing daily mark-to-market obligations of CIT Financial Ltd. and Company under that certain Confirmation, Credit Support Annex and ISDA Schedule, each dated June 6, 2008 between CIT Financial Ltd. and Goldman Sachs International (as in effect on the Closing Date);

(y)         other Liens on assets other than the Collateral securing Indebtedness of Company or any Restricted Subsidiary that is not a Credit Party incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $100,000,000 at any time outstanding;

(z)         (1) Liens on assets acquired pursuant to operation of the factoring business in the Ordinary Course of Business Activities; provided, as of the date of acquisition such Liens were in existence to secure an obligation of the seller of such asset and such Lien was not created by any Credit Party or Restricted Subsidiary in contemplation of such acquisition, and (2) Liens that are leases on aircraft, rail assets or any other leased assets that are leased in the Ordinary Course of Business Activities; and

(aa)         any extensions, substitutions, replacements or renewals of the foregoing; provided, any such Lien shall encumber only the same type of Collateral and value encumbered by the Lien being so extended, substituted, replaced or renewed.

6.3           No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness (including Permitted Funding Indebtedness) or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.8, (b) agreements governing Permitted Refinancing Indebtedness, and (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in loan documents, leases, licenses and similar agreements entered into in the Ordinary Course of Business Activities, including restrictions in equity investment agreements on such equity in connection with Investments made pursuant to Ordinary Course of Business Activities (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such loan documents, leases, licenses or similar agreements, as the case may be), no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien securing the Obligations upon any of its properties or assets, whether now owned or hereafter acquired (provided that, for the avoidance of doubt, the foregoing provisions of Section 6.3 shall not prohibit the granting of a right to quiet enjoyment to any lessee).

6.4           Restricted Junior Payments.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except (a) Restricted Junior Payments by Restricted Subsidiaries to their direct corporate parents, and (b) Restricted Junior Payments with the consent of a majority in number of the members of the Lenders Steering Committee.

6.5           Restrictions on Restricted Subsidiary Distributions.  Except as provided herein, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (c) make loans or advances to Company or any other Restricted Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, in each case other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k) or Permitted Funded Indebtedness constituting purchase money financing that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in loan documents, leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course of Business Activities, or (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.6           Investments.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a)         Investments in Cash and Cash Equivalents;

(b)         Investments owned or committed (pursuant to binding commitments) to be made as of the Closing Date and Investments made after the Closing Date in connection with Ordinary Course of Business Activities in any Credit Party (other than Company);

(c)         Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) constituting deposits, prepayments and other credits to suppliers, in each case, in connection with Ordinary Course of Business Activities;

(d)         intercompany loans to the extent permitted under Section 6.1(c);

(e)         ordinary course loans and advances to employees of Company and its Restricted Subsidiaries consistent with past practice;

(f)         Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.8;

(g)         Investments consisting of guarantees permitted under Section 6.1;

(h)         Investments (other than in the Company) made in connection with Ordinary Course of Business Activities;

(i)         Investments consisting of consideration other than Cash received in connection with Asset Sales permitted under Section 6.8;

(j)         Investments in CIT Bank required pursuant to the Bank Holding Company Act, the Federal Reserve Act or the Federal Deposit Insurance Act and any approval, waiver, consent, stipulation, agreement or commitment entered into in connection therewith or related thereto; and

(k)         other Investments made at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $100,000,000 at any time, it being understood that losses, write-downs or write-offs related to Investments which are assigned a reduced balance for any reason shall not refresh availability under this Section 6.6(k).

6.7           Financial Covenants

(a)         Book Value Coverage.  The Credit Parties shall not as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2009) of Company permit the ratio of (i) the book value on such date of the Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations, or (B) which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Priority Cape Town Filing is in full force and effect to (ii) the principal amount of the Loans on such date to be less than 5.0 to 1.0.

(b)         Fair Value Coverage.  The Credit Parties shall not as of the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2009) of Company permit the ratio of (i) the fair value (determined in the manner in which Company determines “fair value” for its annual audited financial statement footnote in accordance with generally accepted accounting standards) on such date of the Collateral (A) on which the Collateral Agent has a First Priority perfected security interest to secure the Obligations, or (B) which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Priority Cape Town Filing is in full force and effect to (ii) the principal amount of the Loans on such date to be less than 3.0 to 1.0.

(c)         Calculation.  For the purposes of calculating book value and fair value of the Collateral as required pursuant to this Section 6.7, the value of equity in any subsidiary shall be reduced by the assets of such subsidiary that are pledged to secure the Obligations or other obligations.

6.8           Fundamental Changes; Disposition of Assets; Acquisitions.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than ordinary course purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in connection with Ordinary Course of Business Activities) all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)         (i) any Restricted Subsidiary of Company may be merged with or into any Credit Party (provided that a Subsidiary Guarantor or any subsidiary of a Subsidiary Guarantor may not be merged with Company), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Credit Party (provided that a Subsidiary Guarantor or any Restricted Subsidiary of a Subsidiary Guarantor may not be so liquidated, wound up or dissolved, nor shall all or any part of the business, property or assets of a Subsidiary Guarantor or any subsidiary of a Subsidiary Guarantor be conveyed, sold, leased, transferred or otherwise disposed of to Company), provided, in the case of such a merger, such Credit Party shall be the continuing or surviving Person, and (ii) any Restricted Subsidiary that is not a Credit Party (other than Aerospace) may be merged into any other Restricted Subsidiary that is not a Credit Party;

(b)         sales or other dispositions of assets (i) that do not constitute Asset Sales, (ii) made to Company (other than by a Subsidiary Guarantor or a subsidiary of a Subsidiary Guarantor) or any other Credit Party or (iii) made to any Restricted Subsidiary that is not a Credit Party provided (1) the consideration received for any assets sold or disposed of to any Restricted Subsidiary that is not a Credit Party shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of Company or the applicable Restricted Subsidiary), and (2) no less than one hundred percent (100%) thereof shall be paid in Cash;

(c)         (i) prior to adoption of the Approved Restructuring Plan, Asset Sales with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Asset Sales in accordance with the Approved Restructuring Plan and delivery of a fairness opinion, and (iii) following consummation of the Approved Restructuring Plan, Asset Sales, provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of Company or the applicable Restricted Subsidiary), (2) no less than eighty-five percent (85%) of the consideration therefor shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a) and (4) after giving effect to such Asset Sale and application of proceeds therefrom on a pro forma basis as if such Asset Sale had occurred on the last day of the most recent Fiscal Quarter or year for which financial statements have been delivered the Credit Parties would be in compliance with Section 6.7;

(d)         disposals of obsolete or worn out property or property that is no longer useful in the business of Company or any Restricted Subsidiary;

(e)         (i) prior to adoption of the Approved Restructuring Plan, Permitted Acquisitions with the consent of a majority in number of the members of the Lenders Steering Committee, (ii) upon the adoption of the Approved Restructuring Plan and prior to consummation thereof, Permitted Acquisitions in accordance with the Approved Restructuring Plan, and (iii) following consummation of the Approved Restructuring Plan, as long as no Default or Event of Default shall have occurred and be continuing, Permitted Acquisitions, the aggregate consideration for which constitutes (x) less than $150,000,000 in any Fiscal Year, and (y) less than $300,000,000 in the aggregate from the Closing Date to the date of determination;

(f)         Investments made in accordance with Section 6.6;

(g)         [Reserved];

(h)         conveyances, exchanges, sales, transfers, leases and other dispositions, acquisitions and purchases of property in connection with Ordinary Course of Business Activities; provided that except with respect to fixed price purchase options under leases entered into in the Ordinary Course of Business Activities (i) for transactions with any Person (other than (x) a Subsidiary Guarantor or any Wholly Owned Subsidiary of a Subsidiary Guarantor or (y) any Person in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business Activities), the consideration received in connection with such transactions shall be in an amount at least equal to the fair value thereof and (ii) the consideration paid in connection with such transactions shall not be greater than the fair value thereof, in each case, as determined in the good faith business judgment of the Company or applicable Restricted Subsidiary;

(i)         sale and leaseback transactions permitted by Section 6.10;

(j)         sales, transfers, leases and other dispositions to Company or a Restricted Subsidiary (other than, in each case, by a Subsidiary Guarantor or a subsidiary of a Subsidiary Guarantor); provided that if the seller is a Credit Party, either (i) the buyer shall also be a Credit Party other than Company or (ii) such sale, transfer or other disposition is an Investment permitted by Section 6.6;

(k)         leases entered into in connection with Ordinary Course of Business Activities, to the extent that they do not materially interfere with the business of Company or any Restricted Subsidiary;

(l)         licenses or sublicenses of intellectual property in connection with Ordinary Course of Business Activities, to the extent that they do not materially interfere with the business of Company or any Restricted Subsidiary;

(m)         sales of assets and acquisitions listed on Schedule 6.8(m); provided that no less than eighty-five percent (85%) of the consideration shall be paid in Cash;

(n)         sales of Investments in Care Investment Trust, Inc.; provided that (1) the consideration received for such sale(s) shall be in an amount at least equal to the fair market value thereof; (2) the Company and Restricted Subsidiaries shall use commercially reasonable efforts to obtain at least eighty-five percent (85%) of such consideration in Cash; and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a);

(o)         any Restricted Subsidiary (other than a Subsidiary Guarantor that is directly owned by Company) may liquidate or dissolve if Company determines in good faith that such liquidation or dissolution is in the best interests of Company and is not materially disadvantageous to the Lenders; provided that if such Restricted Subsidiary is a Credit Party, its immediate parent company shall also be a Credit Party that is a Wholly-Owned Subsidiary of a Credit Party at the time of such liquidation or dissolution;

(p)         in addition to the foregoing, other sales or dispositions of assets to the extent required by applicable federal or state banking law, regulation or other directive; provided that the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.10(a);

(q)         23A Transactions permitted pursuant to Section 6.8(c), it being understood that sales or other dispositions that constitute 23A Transactions shall not be permitted pursuant to any other provision of this Agreement; and

(r)         formation by the Company of an Intermediate Holding Company in accordance with Section 5.16 and the conveyance and transfer of property and all other actions reasonably satisfactory to the Lenders Steering Committee in connection therewith.

6.9           [Reserved].

6.10         Sales and Lease Backs.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Restricted Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease, in each case other than sale and leaseback transactions entered into in connection with or related to Ordinary Course of Business Activities or pursuant to an Approved Restructuring Plan.

6.11         Transactions with Shareholders and Affiliates.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of five percent (5%) or more of any class of Capital Stock of Company or any of its Restricted Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Restricted Subsidiary, as the case may be, than those that might be obtained at arm’s length at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transactions among Subsidiary Guarantors; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Restricted Subsidiaries; (c) ordinary course compensation and severance arrangements for officers and other employees of Company and its Restricted Subsidiaries; (d) issuances of Capital Stock to officers and other employees of Company; (e) 23A Transactions and other transactions in connection with or related to Bank Activities; (f) Ordinary Course of Business Activities, including ordinary course cash management and working capital funding arrangements, tax arrangements, and provision of overhead expenses, but excluding any such transactions with Affiliates that are not Credit Parties or Wholly-Owned Subsidiaries of a Credit Party; (g) Restricted Junior Payments paid in Cash permitted by Section 6.4; (h) Investments in Company or a Restricted Subsidiary permitted by Section 6.6; (i) transactions (other than Investments in, Indebtedness or Asset Sales to or from) involving Care Investment Trust, Inc.; (j) transactions between and among Restricted Subsidiaries that are Wholly-Owned Subsidiaries of the Subsidiary Guarantors; (k) any accommodation lease arrangements arising from cross-border leasing transactions with a subsidiary that is not a Credit Party entered into in the Ordinary Course of Business Activities; (l) transactions among the Company and its Restricted Subsidiaries permitted by Section 6.8; and (m) ordinary course transactions between an owner trust, its Owner-Trustee and the beneficiary of the owner trust, solely to the extent such transactions relate to the operation and governance of the owner trust. Except as disclosed in public filings, Company shall disclose in writing each transaction with any holder of five percent (5%) or more of any class of Capital Stock of  Company or any of its Restricted Subsidiaries or with any Affiliate of Company or of any such holder to Administrative Agent.

6.12           Conduct of Business.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party or Restricted Subsidiary on the Closing Date and any reasonable extension or evolution of such businesses.

6.13           Permitted Activities of Company.  Company shall not directly own any assets other than (i) Capital Stock of Restricted Subsidiaries, (ii) assets in respect of Rate Management Transactions, (iii) Cash and Cash Equivalents and other immaterial assets held in accordance with Ordinary Course of Business Activities consistent with past practice, and (iv) intellectual property consistent with past practices.

6.14           [Reserved].

6.15           [Reserved].

6.16           Fiscal Year.  No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to change its Fiscal Year end from December 31.

6.17           [Reserved].

6.18           Amendments to Organizational Documents.  No Credit Party shall amend or permit any amendments to any Credit Party’s Organizational Documents if such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders.

6.19           Prepayments of Certain Indebtedness and Payments with Proceeds of Loans or Collateral.

(a)         No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, retire, forgive, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity or pay any cash interest that pursuant to the terms of such Indebtedness may be paid in kind in lieu of in cash, other than (i) the Obligations but only to the extent of payments or prepayments required or permitted pursuant to this Agreement, and not including any purchase, redemption or defeasance, (ii) Indebtedness secured by Permitted Liens if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8, (iii) Permitted Funding Indebtedness, or (iv) with the consent of a majority in number of members of the Lenders Steering Committee or pursuant to an Approved Restructuring Plan.

(b)         Unless consented to by the Lenders Steering Committee, no portion of the proceeds of the Term Loans or Collateral shall be used to pay principal or interest on the August 2009 Notes, other than (i) pursuant to the Tender Offer, or (ii) following the consummation of the Tender Offer, on the maturity date of the August 2009 Notes.

6.20           Issuance of Disqualified Capital Stock.  No Credit Party shall issue or sell any Disqualified Capital Stock except as permitted by Section 6.1, nor shall any Credit Party permit any of its Restricted Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock or any Disqualified Capital Stock to any Person other than a Credit Party.

SECTION 7.    GUARANTY

7.1          Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code , 11 U.S.C. §362(a)) (collectively, the “Guaranteed Obligations”).  Notwithstanding any provision to the contrary of this Agreement, of the Collateral Documents, or of any other Credit Document, it is intended that the Guaranties and the liens and security interests granted by Guarantors not constitute a “Fraudulent Conveyance”.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.  The parties hereto agree that, if the Guaranties or any liens or security interests would, but for the application of this Section 7.1, constitute a Fraudulent Conveyance, the Guaranties and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Guaranties or such lien or security interest to constitute a Fraudulent Conveyance.

7.2           Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3           Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4           Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)         this Guaranty is a guaranty of payment when due and not of collectibility.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)         Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)         the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not a Borrower is joined in any such action or actions;

(d)         payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; and without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)         any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any other applicable Credit Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f)         this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5           Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrowers, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrowers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrowers or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrowers or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6           Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrowers or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7           Subordination of Other Obligations.  Any Indebtedness of Borrowers or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8           Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9           Authority of Guarantors or Borrowers.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.  Notwithstanding any provision of Credit Documents to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language) except as expressly approved by Company, (i) no more than 65% of the Voting Capital Stock and 100% of the Non-Voting Capital Stock of any Foreign Subsidiary other than Aerospace shall be pledged or similarly hypothecated to guarantee or support any obligation of the Borrowers, (ii) no Foreign Subsidiary shall guarantee or support any obligation of the Borrowers (except as contemplated by clause (iii) below) and (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary (other than a pledge or hypothecation by each Foreign Grantor (as defined in the Collateral Agreement) of its interests in “Foreign Grantor Collateral” (as defined in the Collateral Agreement) or collateral of a substantially similar scope provided under a Foreign Law Pledge Agreement, which security or similar interest guarantees or supports any obligation of a Borrower; provided any such incremental collateral shall not trigger any material tax obligations of the Company or any of its Restricted Subsidiaries.  The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 7.9 shall be void ab initio.

7.10           Financial Condition of Borrowers.  Any Credit Extension may be made to Borrowers or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers at the time of any such grant or continuation.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrowers.  Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

7.11           Bankruptcy, etc.

(a)         So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against Borrowers or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers or any other Guarantor or by any defense which Borrowers or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)         Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrowers of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)         In the event that all or any portion of the Guaranteed Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12           Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13           Taxes.  The provisions of Section 2.16 shall apply, mutatis mutandi, to the Guarantors and payments thereby.

SECTION 8.       EVENTS OF DEFAULT

8.1           Events of Default.  If any one or more of the following conditions or events shall occur:

(a)         Failure to Make Payments When Due.  Failure by Borrowers to pay (i) when due the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) within three (3) Business Days of the date due any interest on any Loan or any fee or any other amount due hereunder.

(b)         Default in Other Agreements.  (i) Failure of any Credit Party or any of their respective Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $100,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of their respective Restricted Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Restricted Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)         Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1 (unless no time period is specified therefor), Section 5.2, Section 5.5, Section 5.14(b), (c), (d) and (e), Section 5.17, Section 5.19 or Section 6; or

(d)         Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)         Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f)         Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any other Credit Party or any other subsidiary that is a “significant subsidiary” (as defined in Regulation S-X) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)         Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall seek to have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall make any assignment for the benefit of creditors; or (ii) Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any other Credit Party or any other “significant subsidiary” (as defined in Regulation S-X) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)         Claims, Judgments and Attachments.  (a) Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $100,000,000 (in either case to the extent not fully covered by insurance (less any deductible) as to which a solvent and unaffiliated third party insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than the date that enforcement proceedings shall have been commenced by any creditor upon such judgment order or five (5) days prior to the date of any proposed sale thereunder); or

(i)         Dissolution.  Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)         Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its subsidiaries or any of their respective ERISA Affiliates in excess of $100,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 401(a)(29) or 412(n) of the Internal Revenue Code or under ERISA; or

(k)         Change of Control.  A Change of Control shall occur; or

(l)         Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document having a value not in excess of $50,000,000 in the aggregate, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) with respect to a Borrower, automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Borrowers by the Administrative Agent (which may be given at its election or at the direction of the Requisite Lenders) with respect to any of all of the following, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; (C) Administrative Agent may, and upon the written direction of the Requisite Lenders shall, cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents;  and (D) Administrative Agent may, at its election, and upon the written direction of the Requisite Lenders shall, immediately convert any or all LIBOR Rate Loans then outstanding into Base Rate Loans (it being understood that Borrowers shall be liable for any amounts payable under Section 2.14(c) in connection with such conversion).

SECTION 9.       AGENTS

9.1           Appointment of Agents.  Barclays Capital is hereby appointed the Syndication Agent hereunder, and each Lender hereby authorizes Barclays Capital to act as the Syndication Agent in accordance with the terms hereof and the other Credit Documents.  Barclays Bank is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Barclays Bank to act as the Administrative Agent and as the Collateral Agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 9 (other than as expressly provided herein).  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its subsidiaries.  The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Arranger and the Syndication Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Credit Document; it being understood and agreed that each of the Arranger and Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Credit Documents and all of the other benefits of this Section 9.  Without limitation of the foregoing, neither the Arranger nor the Syndication Agent shall, by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender, Credit Party or any other Person.

9.2           Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.3           General Immunity.

(a)         No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value, sufficiency or perfection of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Company or any of its subsidiaries or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)         Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Credit Documents or (B) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Credit Party to perform its obligations under this Agreement or any other Credit Document.  No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)         Notice of Default.  No Agent shall be deemed to have knowledge of any Default or Event of Default, and until written notice describing such Default or Event of Default is given to such Agent by a Credit Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

9.4           Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its Loans, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.  The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.  In addition, pursuant to such activities, the Agents or their Affiliates may have economic interests that could conflict with the Lenders.

9.5           Lenders’ Representations, Warranties and Acknowledgment.

(a)         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.  Each Lender agrees that it will not claim that any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to any Lender in connection with this Agreement or the transactions contemplated hereby.

(b)         Each Lender, by delivering its signature page to an Assignment Agreement or a Joinder Agreement or by the funding of any New Term Loans, shall be deemed to have (i) acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such New Term Loans, and (ii) specifically consented to and acknowledged Sections 9.11 and 10.27.

(c)         Each Lender represents and warrants that, as of the Closing Date, the date hereof, or such later date on which such Lender delivers a signature page to an Assignment Agreement or a Joinder Agreement, the Borrowers have provided such Lender with adequate access to financial and other information concerning Company and its subsidiaries and such Lender has been able to obtain from the Borrowers any additional information necessary to make an informed decision regarding the creditworthiness of the Borrowers and their subsidiaries.

9.6           Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7           Successor Administrative Agent; Collateral Agent.

(a)         Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and Company and Administrative Agent or the Collateral Agent may be removed at any time after such notice of resignation from the Administrative Agent by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders.  The Administrative

Agent shall have the right, but not the obligation, to appoint a financial institution to act as Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Requisite Lenders.  If Administrative Agent provides notice of its resignation, Administrative Agent’s resignation shall become effective on the 10th Business Day after such notice of resignation.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent.  If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, Administrative Agent, by notice to Company and Requisite Lenders, may, but is not required to, retain its role as the Collateral Agent under any Collateral Document.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and Collateral Agent and the retiring or removed Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder.   Except as provided above, any resignation or removal of Barclays Bank or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays Bank or its successor as the Collateral Agent.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any successor Administrative Agent appointed pursuant to this Section 9 shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder.  If Barclays Bank PLC or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank PLC or its successor may resign as the Collateral Agent upon thirty (30) days’ prior written notice to Company and Lenders.

(b)         In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors.  Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the consent of the Requisite Lenders (not to be unreasonably withheld) and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Requisite Lenders or (ii) the 30th day after such notice of resignation.  Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

(c)         Delegation of Duties.  Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.7(c) and of Section 9.6 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.7(c) and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.8           Collateral Documents and Guaranty.

(a)         Agents under Collateral Documents and Guaranty.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented provided that the Administrative Agent or Collateral Agent, as applicable, may require (and may fully rely on) a certificate of Company or its Restricted Subsidiaries, as applicable, be delivered prior to any such releases that identifies the relevant Collateral or Guaranties and represents and warrants that such sale, disposition or transaction is in compliance with this Agreement.

(b)         Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent (at the direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral  at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)         Release of Collateral and Guaranties, Termination of Credit Documents.  Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full, all Commitments have terminated or expired or been cancelled, upon request of Company, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any of its subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any of its subsidiaries or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.9           Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

9.10           Arrangers.  Except as otherwise set forth herein, any arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Credit Document) other than those applicable to all Lenders as such.  Without limiting the foregoing, any such arranger shall not have or be deemed to have any fiduciary relationship with any other Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any arranger in deciding to enter into this Agreement and each other Credit Document to which it is a party or in taking or not taking action hereunder or thereunder.

9.11           Lenders Steering Committee.

(a)         The “Lenders Steering Committee” shall be a committee which shall initially consist of the six members identified on Schedule 9.11 hereof, and shall from time to time include Persons that become a member of the Lenders Steering Committee pursuant to this Section 9.11 (each a “Steering Lender”) and shall not include any other Person, except as set forth below.

(b)         Any additional Person may be added to the Lenders Steering Committee with the consent of not fewer than a majority of the existing Steering Lenders, provided that such additional Person (together with its affiliates) holds (i) Exposure of not less than $100,000,000 in principal amount of the Loans and (ii) not less than $250,000,000 in aggregate principal amount of bond Indebtedness of Company, after which such Person shall constitute a “Steering Lender” for all purposes hereunder (each of the foregoing (i) and (ii) together, the “Initial Eligibility Criteria”); provided, however, that in no event shall the aggregate number of members of the Lenders Steering Committee at any time exceed seven (7) members.

(c)         Any Steering Lender may resign from the Lenders Steering Committee at any time, and any member of the Lenders Steering Committee that, at any time, ceases to meet each of the Continuing Eligibility Criteria (as defined below) other than solely as a result of tendering into the Tender Offer will automatically be deemed to have resigned from the Lenders Steering Committee.  As used herein, “Continuing Eligibility Criteria” means, with respect to any Steering Lender, (i) that such Steering Lender (or its affiliates) holds Exposure of not less than $100,000,000 in principal amount of the Loans and (ii) that such Steering Lender (together with its affiliates) retains ownership of at least 50.0% of the aggregate bond Indebtedness of Company (other than Loans) that such Steering Lender and its affiliates held as of the date that such Steering Lender became a member of the Lenders Steering Committee.

(d)         In the event of the resignation or deemed resignation of any Steering Lender from the Lenders Steering Committee, a majority in number of the remaining Steering Lenders may select a replacement member, provided that such replacement member meets the Initial Eligibility Criteria.  If at any time there are no members of the Lenders Steering Committee, the Requisite Lenders shall be granted the approval rights of the Lenders Steering Committee in this Agreement.

(e)         Any consent, right, remedy or other action reserved to the Lenders Steering Committee in this Agreement or any other Credit Document shall be exercisable by the majority vote of the Steering Lenders (on an unweighted basis, irrespective of the principal amount of Loans or any other Indebtedness of Company held by any such Steering Lender), and the parties hereto shall be entitled to rely upon any written consent or other document executed by such majority as binding on the Lenders Steering Committee as a whole and all Lenders.

(f)         The Approved Restructuring Plan shall not require Company or any of its subsidiaries to engage in any asset sale or other transaction specifically with any Steering Lender or its affiliates, it being understood that, (i) the Approved Restructuring Plan may include asset sales and no Steering Lender shall, solely by virtue of being a Steering Lender, be prohibited from bidding on any applicable assets and (ii) the Approved Restructuring Plan may include transactions in which Steering Lenders may participate in their capacities as holders of Indebtedness of Company to be restructured pursuant to such plan.

(g)         The role of the Lenders Steering Committee shall be limited to the rights and responsibilities specifically identified to the Lenders Steering Committee in this Agreement, including without limitation the following: (i) to approve the Approved Restructuring Plan and any changes thereto; (ii) to approve certain material asset sales prior to the adoption by Company of an Approved Restructuring Plan, in accordance with Section 5.17; (iii) to request the formation of one or more Intermediate Holding Companies in accordance with Section 5.16; (iv) to approve the material terms and conditions of the Tender Offer as provided in the definition thereof; (v) to approve cash management systems with respect to proceeds of Collateral pursuant to Section 5.14(c); (vi) to approve various transactions and incurrence of Liens and Indebtedness as set forth in Section 6; and (vii) to approve amendments to permit additional Loans pursuant to Section 10.5(c).

(h)         Neither the Lenders Steering Committee nor any member thereof shall have or be deemed to have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or any other duties, express or implied, in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Lenders Steering Committee or any member thereof any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

(i)         Neither the Lenders Steering Committee nor any member thereof nor any of their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys of any member of the Lenders Steering Committee shall be liable to the Lenders for any action taken or omitted by the Lenders Steering Committee except to the extent caused by the Lenders Steering Committee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Neither the Lenders Steering Committee nor any member thereof shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by the Lenders Steering Committee or any Affiliates of any member of the Lenders Steering Committee in any capacity.

SECTION 10.  MISCELLANEOUS

10.1           Notices.

(a)         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or an Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telecopy or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

(b)         Electronic Communications.

(i)           Notices and other communications to Lenders hereunder may be delivered or furnished by Approved Electronic Communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(ii)           Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)           The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.  Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.  In no event shall any Agent nor any of the Agent Affiliates have any liability to any Credit Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Agent’s transmission of communications through the internet.

(iv)           Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)           All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1(b), separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)           Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

10.2           Expenses.  (a) Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly upon demand (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (iii) all the actual and reasonable costs and expenses (including the fees, expenses and disbursements of counsel) to Agents or the Lenders Steering Committee in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers or in connection with the negotiation, documentation, implementation or extension of the Tender Offer, or any Approved Restructuring Plan; (iv) all the actual costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and amounts owed pursuant to Sections 2.16(c) and (d), search fees, title insurance premiums and fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (v) all the actual costs and expenses (including the reasonable fees, expenses and disbursements of counsel and of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the Collateral; (vi) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (vii) all the actual and reasonable costs and expenses (including the fees, expenses and disbursements of counsel for each member and financial and other professional advisors shared among all members) incurred by the Lenders Steering Committee or any member thereof in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers or in connection with the negotiation, documentation, implementation or extension of the Tender Offer, or any Approved Restructuring Plan; and (viii) after the occurrence of a Default or an Event of Default, all costs and expenses, (including the fees, expenses and disbursements of counsel for each member and financial and other professional advisors shared among all members) incurred by the Administrative Agent, the members of the Lenders Steering Committee and each Lender together with its Related Funds whose Exposure is in excess of $100,000,000, and costs of settlement, incurred by any Agent, member of the Lenders Steering Committee and any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings or otherwise incurred in connection with any bankruptcy or insolvency proceedings, including, without limitation, a case or cases under the United States Bankruptcy Code filed by or against any Credit Party.

10.3           Indemnity.

(a)         In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party (other than each Foreign Grantor) agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, each member of the Lenders Steering Committee, their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys of each Agent and each Lender and member of the Lenders Steering Committee (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT, LENDER OR MEMBER OF THE LENDERS STEERING COMMITTEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee or its related Persons as determined by a court of competent jurisdiction in a final, nonappealable order.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)         To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents, the members of the Lenders Steering Committee and their respective Affiliates, partners, directors, shareholders, trustees, employees, representatives, agents, advisors or attorneys, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)         All amounts due under this Section 10.3 shall be due and payable within ten Business Days after demand therefor.

(d)         To the extent a Borrower for any reason fails to pay any amount required under Section 10.2 or paragraph (a) or (b) of this Section 10.3 to be paid by it to the

Administrative Agent (or any sub-agent thereof), the Collateral Agent, or any Affiliate of any of the foregoing within the time specified above, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof), in its capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity.  The obligations of the Lenders under this paragraph (d) are subject to the provisions of Section 2.12.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments at the time.  Each Lender further agrees that in the event a distribution to the Secured Parties is made that does not conform to the provisions of Section 2.12(h), each Lender agrees that it shall turn over to the Agents all amounts payable (or which would have been payable to Agents or made in conformity with Section 2.12(h)) to such Agents pursuant to Section 2.12(h).

10.4           Set Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and its respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5           Amendments and Waivers.

(a)         Requisite Lenders’ Consent.  Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Borrowers and (i) in the case of this Agreement, Administrative Agent and the Requisite Lenders or (ii) in the case of any other Credit Document, Administrative Agent and, if party thereto, Collateral Agent, with the consent of the Requisite Lenders.

(b)         Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)           extend the scheduled final maturity of any Loan or Note of such Lender;

(ii)           waive, reduce or postpone any scheduled repayment due such Lender (but not prepayment);

(iii)           reduce the rate of interest on any Loan of such Lender (other than any amendment to the definition of “Default Rate” (which may be affected by consent of the Requisite Lenders) and any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

(iv)           extend the time for payment of any such interest or fees to such Lender;

(v)           reduce the principal amount of any Loan;

(vi)           amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii)           amend Section 2.13 or the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Lenders Steering Committee, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

(viii)           release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents or subordinate any Liens securing the Obligations; or

(ix)           consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except due to any transaction or event permitted hereunder;

provided, however, that the Fee Letter may be amended or modified, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)         Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)           increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii)           amend, modify, terminate or waive any condition precedent in Section 3.2(a) with regard to the making of any Loan without the consent of the Requisite Lenders having Exposure (it being understood that no waiver of any Default or Event of Default by the Requisite Lenders, nor any waiver or amendment of any covenant, representation or other provision not in Section 3.2(a) shall constitute an amendment, modification or waiver);

(iii)           amend, modify, terminate or waive any provision of Section 9 or any other provision of this Agreement or any other Credit Document, including Section 2.11(a) and (b) and Section 2.12(a), as the same applies to any Agent or Section 5.14(b) as it relates to proceeds of New Term Loans being held in Controlled Accounts (or with respect to the Company, Deposit Accounts) at Barclays Bank PLC, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(iv)           amend, modify, terminate or waive any provision of Sections 2.20(a), 2.20(b), 3.3 or 5.14(b), in each case, in any manner adverse to Barclays Bank PLC without the consent of Barclays Bank PLC;  or

(v)           amend, modify, terminate or waive any provision of this Agreement as the same applies to the Lenders Steering Committee, or any other provision hereof as the same applies to the rights or obligations of the Lenders Steering Committee, in each case without the consent of a majority in number of the members of the Lenders Steering Committee.

Notwithstanding the foregoing, this Agreement and the other Credit Documents may be amended to provide for additional loans to be made hereunder having terms identical (or more favorable to the Lenders making such additional loans, but only if the terms of the Initial Term Loans and New Term Loans will be amended to have such more favorable terms) to the Initial Term Loans with the consent of the Lenders Steering Committee and without the consent of any other Lenders or Agent; provided, that any such amendments are subject to the consent of any Agent if such amendments would otherwise require the consent of such Agent under Section 10.5(c)(iii) above.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender or an Insolvent Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the affected Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the Commitment of such Lender, extend the date fixed for the payment of principal or interest owing to such Lender hereunder, reduce the principal amount of any obligation owing to such Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Lender, or alter the terms of this proviso, will require the consent of such Lender.

(d)         Execution of Amendments, etc.  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6           Successors and Assigns; Participations.

(a)         Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders except as permitted in Section 10.5(b)(ix) (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Company, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Solely for the purposes of maintaining the Register and for tax purposes only Administrative Agent shall be deemed to be acting on behalf of the Credit Parties.

(c)         Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)           to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and the Administrative Agent; and

(ii)           to any Person meeting the criteria of clause (b) or (c) of the definition of the term of “Eligible Assignee” upon giving of notice to Administrative Agent; provided, that further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and the Administrative Agent or as shall constitute the aggregate amount of the Term Loan or New Term Loans of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

(d)         Mechanics.  Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(e), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no registration and processing fee shall be payable (y) in connection with an assignment by or to Barclays Bank or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)         Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or  loans such as the applicable Commitments or Loans, as the case may be and is capable of evaluating the creditworthiness of Company; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)         Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect outstanding Loans of the assignee and/or the assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(g).  Any assignment by a Lender pursuant to this Section 10.6 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)         Participations.

(i)           Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

(ii)           The holder of any such participation, other than an Affiliate of the Lender granting such participation (a “Participant”), shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, (C) amend the definition of “Requisite Lenders” or the definition of “Pro

Rata Share”, except as such amendments are permitted by the proviso in Section 10.5(b)(vii), or (D) release all or substantially all of the Guarantors or the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating.

(iii)           Company agrees that each Participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6; provided, that (x) a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Company’s prior written consent and (y) a Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with Section 2.16 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Company or any other Person in connection with the sale of any participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv)           Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  Any such Participant Register shall be available for inspection by any Agent at any reasonable time and from time to time upon reasonable prior notice.

(h)         Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in (without the consent of Company, any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7           Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any

Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, Borrowers or Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 10.7 may not be amended without the written consent of the SPC.  Borrowers acknowledge and agree, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4, shall be considered a Lender.  Borrowers shall not be required to pay any amount under Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC.

10.8           Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.9           Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans, and the termination hereof.

10.10         No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.11         Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12         Severability.  In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13         Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14         Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.15         APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.16          CONSENT TO JURISDICTION.

(a)         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)         EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

10.17          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE

DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.18          Confidentiality.  Each Agent and Lender shall hold all non-public information regarding Company and its Restricted Subsidiaries and their businesses clearly identified as such by Company and obtained by such Agent or Lender pursuant to the requirements hereof in accordance with such Agent or Lender’s customary procedures for handling confidential information of  such nature, it being understood and agreed by Company that, in any event, an Agent or Lender may make (i) disclosures of such information to Affiliates of such Person and to their directors, officers, employees, agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, Participant or sub-participant in connection with the contemplated assignment, transfer or participation (x) by such Agent of any agency position, (y) by such Lender of any Loans or any participations therein or (z) by any direct or indirect contractual counterparties (or the professional advisors thereto) in  (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information provided such parties are advised of and agree to be bound by the provisions of this Section 10.18, (v) disclosure of information which (A) becomes publicly available other than as a result of a breach of this Section 10.18 or (B) becomes available to Administrative Agent, any other Agent or any Lender on a non-confidential basis from a source other than Company, and (vi) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Agent or Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent or Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.  Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media.  Notwithstanding any other provision of this Section 10.18, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Credit Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

10.19           Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.20         Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of signature pages to this Agreement by facsimile or email (in PDF or similar format) shall be effective as manual delivery of a counterpart hereof.

10.21         Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written notification of such execution and authorization of delivery thereof.

10.22         Patriot Act.  Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Patriot Act.

10.23         Disclosure.  Each Credit Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make other loans to, or have other relationships with any of the Credit Parties and their respective Affiliates, including the ownership, purchase and sale of equity interests in Borrowers, and each Credit Party and each Lender hereby expressly consents to such relationships.

10.24         Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.

10.25         Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.26         No Fiduciary Duty. Each Agent, each Lender, the Arranger and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Company, its stockholders and/or its Affiliates.  Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or any Agent, on the one hand, and Company, its stockholders or its Affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders and the Agents, on the one hand, and Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender and no Agent has assumed an advisory or fiduciary responsibility in favor of Company, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Company, its stockholders or its Affiliates on other matters) or any other obligation to Company except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Company, its management, stockholders, creditors or any other Person.  Company acknowledges and agrees that Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Company agrees that it will not claim that any Lender or any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Company, in connection with such transaction or the process leading thereto.

10.27         Lender Agreement to Tender.  Each member of the Lenders Steering Committee listed in Schedule 9.11 (but not an assignee thereof) and each New Term Loan Lender (but not any assignee thereof other than if the Administrative Agent is the New Term Loan Lender, any initial assignees from the Administrative Agent) that, in each case, had Investment Discretion with respect to any August 2009 Notes as of the Closing Date (each such Person other than Barclays Bank PLC, a “Tendering Party”) agrees that it will tender pursuant to the Tender Offer by no later than close of business on July 31, 2009 any and all August 2009 Notes with respect to which it had Investment Discretion as of the Closing Date and retains such Investment Discretion on July 31, 2009, and agrees that it will not withdraw any such tendered August 2009 Notes unless the tender price is reduced.  The foregoing obligation to tender the August 2009 Notes shall continue to apply notwithstanding any sale or assignment of its Term Loans (if any) by such Tendering Party.

As used herein, a Tendering Party has “Investment Discretion” with respect to August 2009 Notes if (A) such Tendering Party is itself the legal owner of such August 2009 Notes or (B) such Tendering Party is, pursuant to a management or advisory agreement, an asset manager or investment advisor and agent (each an “Asset Manager”) for one or more funds, accounts or other entities that are the legal owners of such August 2009 Notes, and, in the case of a Tendering Party that has legal but not beneficial title to such August 2009 Notes or an Asset Manager, such Asset Manager or other Tendering Party has full power and authority to tender such August 2009 Notes into the Tender Offer.  For the avoidance of doubt, the parties hereto acknowledge that a managed entity may hold assets, including August 2009 Notes, over which the relevant Tendering Party does not have Investment Discretion, and an Asset Manager may, from time to time (including prior to close of business on July 31, 2009), lose Investment Discretion over the August 2009 Notes, in which cases such Tendering Party shall have no obligation to tender any such August 2009 Notes as to which it has lost Investment Discretion (including, without limitation, as a result of a downgrade of the August 2009 Notes or a specific instruction from the beneficial owner thereof), in which cases such Tendering Party shall have no obligation to tender any such August 2009 Notes as to which it has lost Investment Discretion; provided that, other than pursuant to the Tender Offer, a Tendering Party cannot lose Investment Discretion with respect to the August 2009 Notes subject to the agreement set forth in the preceding paragraph through an exercise of Investment Discretion.

10.28         Entire Agreement.  This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

10.29         Borrower Representative.

(a)         Each Borrower hereby designates, appoints, authorizes and empowers Borrower Representative as its agent to act as specified in this Agreement and each of the other Credit Documents and Borrower Representative hereby acknowledges such designation, authorization and empowerment, and accepts such appointment.  Each Borrower hereby irrevocably authorizes and directs Borrower Representative to take such action on its behalf under the provisions of this Agreement and the other Credit Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrower Representative by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

(i)           to submit and receive on behalf of each Borrower, Notices and all other notices to any Agent and Lenders (as applicable) in accordance with the provisions of this Agreement; and

(ii)           to submit on behalf of each Borrower, Compliance Certificates and all other certificates, notices and other communications given or required to be given hereunder.

(b)         Borrower Representative hereby further is authorized and directed by each Borrower (as applicable) to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Credit Documents, and deliver such agreements, documents, certificates and instruments as delegated to or required of Borrower Representative by the terms hereof or thereof.

(c)         The administration by Administrative Agent and Lenders of the credit facility provided hereunder as a facility with a borrower representative and co-borrowers with respect to the Loans in the manner set forth herein is solely as an accommodation to the Credit Parties and at their request and neither any Agent nor any Lender shall incur any liability to any Credit Party as a result thereof.

10.30           Amendment and Restatement.  The Indebtedness and Obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all Indebtedness and obligations of the Company evidenced by the Original Credit Agreement.  All promissory notes, instruments and any other document, agreement, waiver or other instrument executed in connection therewith (collectively the “Existing Credit Documents”) shall remain in full force and effect except to extent modified in accordance with their respective terms.  It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or evidence payment in full of all or any of such obligations and liabilities, nor does the amendment and restatement hereunder of the Original Credit Agreement, or the concurrent amendment and restatement of any other Credit Document, constitute a waiver of any conditions or requirements set forth herein or therein, whether or not performed, fulfilled or required to be performed or fulfilled prior to the date hereof.  All references to the Original

Credit Agreement in the Existing Credit Documents shall be deemed to refer to this Agreement.  If any inconsistency exists between this Agreement and the Original Credit Agreement, the terms of this Agreement shall prevail.  Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness evidenced by the Original Credit Agreement or the Existing Credit Documents (this being an amendment and restatement only).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrowers:

CIT GROUP INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

CIT CAPITAL USA INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

CIT HEALTHCARE LLC

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

CIT LENDING SERVICES CORPORATION

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

CIT LENDING SERVICES CORPORATION (ILLINOIS)

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

CIT GROUP INC., as Guarantor

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

Other Subsidiary Guarantors:

BAFFIN SHIPPING CO., INC.
C.I.T. LEASING CORPORATION
CAPITA COLOMBIA HOLDINGS
        CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CAPITA PREMIUM CORPORATION
CIT CAPITAL USA INC.
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 2, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE
        CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO
        RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP FUNDING COMPANY OF
        DELAWARE LLC
CIT GROUP SF HOLDING CO., INC.
CIT HEALTHCARE LLC
CIT HOLDINGS, LLC
CIT HOLDINGS CANADA ULC
CIT LENDING SERVICES
        CORPORATION
CIT LENDING SERVICES
        CORPORATION (ILLINOIS)
CIT LOAN CORPORATION (F/K/A
        THE CIT GROUP/CONSUMER
        FINANCE, INC.)
CIT REALTY LLC
CIT TECHNOLOGIES
        CORPORATION
CIT TECHNOLOGY FINANCING
        SERVICES, INC.
EDUCATION LOAN SERVICING
        CORPORATION
GFSC AIRCRAFT ACQUISITION
        FINANCING CORPORATION
HUDSON SHIPPING CO., INC.
NAMEKEEPERS LLC

OWNER-OPERATOR FINANCE
        COMPANY
STUDENT LOAN XPRESS, INC.
THE CIT GROUP/BC SECURITIES
        INVESTMENT, INC.
THE CIT GROUP/BUSINESS CREDIT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CAPITAL
        TRANSPORTATION, INC.
THE CIT GROUP/CMS SECURITIES
        INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL
        SERVICES, INC.
THE CIT GROUP/COMMERCIAL
        SERVICES, INC. (VA.)
THE CIT GROUP/CORPORATE
        AVIATION, INC.
THE CIT GROUP/EQUIPMENT
        FINANCING, INC.
THE CIT GROUP/EQUITY
        INVESTMENTS, INC.
THE CIT GROUP/FACTORING ONE,
        INC.
THE CIT GROUP/FM SECURITIES
        INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES
        INVESTMENT, INC.
THE CIT GROUP/SECURITIES
        INVESTMENT, INC.
THE CIT GROUP/VENTURE CAPITAL,
        INC.
WESTERN STAR FINANCE, INC.

By:	/s/ Glen A. Votek
Name: Glen A. Votek
Title: Executive Vice President

THE CIT GROUP/CONSUMER FINANCE, INC. (NY) THE CIT GROUP/CONSUMER FINANCE, INC. (TN)

By:	/s/ Glen A. Votek
Name: Glen A. Votek
Title: Executive Vice President

FRANCHISE PORTFOLIO 1, INC. FRANCHISE PORTFOLIO 2, INC.

By:	/s/ Glen A. Votek
Name: Glen A. Votek
Title: Executive Vice President

CIT REAL ESTATE HOLDING CORPORATION

By:	/s/ Glen A. Votek
Name: Glen A. Votek
Title: Executive Vice President

EQUIPMENT ACCEPTANCE CORPORATION

By:	/s/ Glen A. Votek
Name: Glen A. Votek
Title: Executive Vice President

BAUPOST GROUP SECURITIES, L.L.C., as Lender By: The Baupost Group, L.L.C., its manager

By:	/s/ Brian Spector
Name: Brian Spector
Title: Managing Director

AMERICAN HIGH-INCOME TRUST, as Lender Capital Research and Management Company, for and on behalf of American High-Income Trust

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

THE BOND FUND OF AMERICA INC., as Lender

Capital Research and Management Company, for and on behalf of The Bond Fund of America, Inc.

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

THE INCOME FUND OF AMERICA INC., as Lender

Capital Research and Management Company, for and on behalf of The Income Fund of America, Inc.

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

AMERICAN FUNDS INSURANCE SERIES, HIGH-INCOME BOND FUND, as Lender

Capital Research and Management Company, for and on behalf of American Funds Insurance Series, High-Income Bond Fund

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

AMERICAN FUNDS INSURANCE SERIES, ASSET ALLOCATION FUND, as Lender
Capital Research and Management Company, for and on behalf of American Funds Insurance Series, Asset Allocation Fund

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

AMERICAN FUNDS INSURANCE SERIES, BOND FUND, as Lender
Capital Research and Management Company, for and on behalf of American Funds Insurance Series, Bond Fund

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

AMERICAN FUNDS INSURANCE SERIES, GLOBAL BOND FUND, as Lender
Capital Research and Management Company, for and on behalf of American Funds Insurance Series, Global Bond Fund

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

CAPITAL WORLD BOND FUND, INC., as Lender
Capital Research and Management Company, for and on behalf of Capital World Bond Fund

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

CAPITAL GUARDIAN GLOBAL HIGH-INCOME OPPORTUNITIES FUND, as Lender

Capital Guardian Trust Company, for and on behalf of Capital Guardian Global High-Income Opportunities Fund

By:	Mark Brubaker
Name: Mark Brubaker
Title: Senior Vice President

STATE OF ALASKA PERMANENT FUND, as Lender
Capital Guardian Trust Company, for and on behalf of State of Alaska Permanent Fund

By:	/s/ Mark Brubaker
Name: Mark Brubaker
Title: Senior Vice President

CENTERBRIDGE SPECIAL CREDIT PARTNERS, L.P., as a Lender
By: Centerbridge Special Credit Partners General Partner, LLC, its general partner

By:	/s/ Jeffrey A. Gelfand
Name: Jeffrey A. Gelfand
Title: Authorized Person

CCP CREDIT ACQUISITION HOLDINGS, LLC, as a Lender

By:	/s/ Jeffrey A. Gelfand
Name: Jeffrey A. Gelfand
Title: Authorized Person

OAKTREE HIGH YIELD PLUS CITF LTD., as Lender

By: Oaktree Fund GP, LLC Its: Director By: Oaktree Fund GP I, L.P. Its: Managing Member

By:	/s/ Sloane Malecki
Name: Sloane Malecki
Title: Authorized Signatory

By:	/s/ Emily Alexander
Name: Emily Alexander
Title: Authorized Signatory

OAKTREE OPPS CITF LTD., as Lender

By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Ken Liang
Name: Ken Liang
Title: Managing Director

By:	/s/ Armen Panossian
Name: Armen Panossian
Title: Vice President

SOF INVESTMENTS, L.P., as Lender

By: Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Chris P. Dialynas
Name: Chris P. Dialynas
Title: MD, Portfolio Manager

MSD VALUE INVESTMENTS, L.P., as Lender

By: Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Chris P. Dialynas
Name: Chris P. Dialynas
Title: MD, Portfolio Manager

SPCP GROUP III LLC, as Lender

By:	/s/ Edward A. Mule
Name: Edward A. Mule
Title: Co-CEO

SPCP GROUP LLC, as Lender

By:	/s/ Edward A. Mule
Name: Edward A. Mule
Title: Co-CEO

SOLELY FOR THE PURPOSE OF SECTION 10.27 HEREOF:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, as a Tendering Party

By:	/s/ Chris P. Dialynas
Name: Chris P. Dialynas
Title: MD, Portfolio Manager

SILVER POINT CAPITAL, L.P., as a Tendering Party

By:	/s/ Edward A. Mule
Name: Edward A. Mule
Title: Co-Chief Executive Officer

BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent

By:	/s/ Anne E. Sutton
Name: Anne E. Sutton
Title: Vice President